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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-81774

         Prospectus Supplement to Prospectus dated February 19, 2002.

12,000,000 Units

9.75% Adjustable Conversion-Rate Equity Security Units

        This is an offering of Adjustable Conversion-Rate Equity Security Units of Ameren Corporation.

        Each equity security unit has a stated amount of $25 and will initially consist of (a) a contract pursuant to which you agree to purchase, for $25, shares of common stock of Ameren on May 15, 2005 and (b) a senior note with a principal amount of $25. The senior note will initially be held as a component of your unit and be pledged to secure your obligation to purchase our common stock under the related purchase contract.

        We will make quarterly contract adjustment payments to you under the purchase contract at the annual rate of 4.55% of the stated amount of $25 per purchase contract. In addition, you will receive quarterly interest payments on the senior note at the initial annual rate of 5.20%. We have the right to defer the contract adjustment payments but not the interest payments on the senior note, as described in this prospectus supplement. The interest rate on the senior note will be reset, and the senior note remarketed, as described in this prospectus supplement. The senior notes are unsecured and rank equally with all of our other unsecured senior indebtedness. The units will be sold initially by the underwriters in a minimum number of 40 units.

        On February 26, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $39.50 per share.

        The normal units have been approved for listing on the New York Stock Exchange under the symbol "AEEPrE".

        Under a separate prospectus supplement, we are concurrently offering 5,000,000 shares of our common stock, plus up to an additional 750,000 shares if the underwriters for that offering exercise their option to purchase additional shares. This offering of equity security units and the common stock offering are not contingent upon each other.

        See "Risk Factors" beginning on page S-17 to read about certain factors you should consider before buying units.

        Neither the Securities and Exchange Commission nor any other federal or state regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Initial public offering price	$25.00	$300,000,000
Underwriting discount	$0.75	$9,000,000
Proceeds, before expenses, to Ameren	$24.25	$291,000,000

        The initial public offering price set forth above does not include accumulated contract adjustment payments and accrued interest, if any. Contract adjustment payments on the purchase contracts and interest on the senior notes will accrue from the date of original issuance of the units, expected to be March 4, 2002.

        To the extent that the underwriters sell more than 12,000,000 units, within 13 days from the date of this prospectus supplement, the underwriters have the option to purchase up to an additional 1,800,000 units from us at the initial public offering price less the underwriting discount.

        The underwriters expect to deliver the units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about March 4, 2002.

Goldman, Sachs & Co.

          Lehman Brothers

                    Banc of America Securities LLC

JPMorgan

Prospectus Supplement dated February 26, 2002.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in the equity security units. You should read the entire prospectus supplement, including the accompanying prospectus and the documents incorporated by reference, which are described under "Where You Can Find More Information" in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included in the accompanying prospectus under "Forward-Looking Statements."

Ameren Corporation

        Ameren is a public utility holding company registered under the Public Utility Holding Company Act of 1935 and headquartered in St. Louis, Missouri. Ameren has operating subsidiaries principally engaged in the generation, transmission and sale of electric energy and the purchase, transmission and sale of natural gas. Ameren's principal operating subsidiaries are:

  •
  Union Electric Company, or AmerenUE, which is the largest electric utility in Missouri and supplies electric service to about 1.2 million customers and natural gas service to approximately 125,000 customers in a 24,500 square mile territory in Illinois and Missouri, including the greater St. Louis area;

  •
  Central Illinois Public Service Company, or AmerenCIPS, which supplies electric service to about 325,000 customers and natural gas service to about 175,000 customers in an approximately 20,000 square mile territory in Central and Southern Illinois; and

  •
  AmerenEnergy Generating Company, which operates the non-regulated electric generation business of Ameren, and commenced operations on May 1, 2000 when AmerenCIPS transferred to AmerenEnergy Generating all of its net electric generating assets at net book value.

        Through AmerenUE and AmerenEnergy Generating, Ameren owns generation plants with capacity of approximately 12,775 megawatts, making it the holder of the largest market share of installed generating capacity within the Mid-American Interconnected Network, one of the ten regional electric reliability councils in the U.S. Approximately 70% of Ameren's generating capacity is owned by AmerenUE and is therefore regulated by the states of Missouri and Illinois; the remaining 30% is owned by AmerenEnergy Generating. The majority of AmerenEnergy Generating's capacity is committed to AmerenCIPS to meet its native load requirements through a purchase-power agreement expiring in December 2004. Ameren's generating plants run on a diverse mix of fuels including coal, nuclear, gas, hydro and oil.

        Since 1998, Ameren's earnings per share have grown at a compound annual growth rate of approximately 6.5%. Management believes that Ameren benefits from a diverse customer base and a strategic Midwest location, which enhances its ability to purchase and market power. Ameren continues to focus on cost management and providing safe and reliable customer service. Ameren's current electric base rates are below the national average for utilities.

        Management believes that Ameren benefits from a sophisticated marketing and trading business that is designed to optimize Ameren's generating assets while limiting overall risk to Ameren. Management also believes that its marketing and trading business is governed by conservative risk management policies.

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        In this prospectus supplement, "Ameren," "we," "us" and "our" refer to Ameren Corporation and, unless the context otherwise indicates, do not include our subsidiaries.

Recent Development

        In January 2002, the Missouri Public Service Commission, or Missouri PSC, issued an order in response to the Missouri PSC Staff's excess earnings complaint, which had been filed in July 2001 upon the expiration of AmerenUE's alternative regulation plan. In its original complaint, the Staff proposed a $213 to $250 million annual reduction in AmerenUE's electric revenues and utilized a test year of July 1, 1999 to June 30, 2000. In its order, the Missouri PSC established the test year to be July 1, 2000 through June 30, 2001, with updates permitted through September 30, 2001. In addition, the Missouri PSC set a revised procedural schedule in the matter. Under the new schedule, the Staff will file direct testimony on March 1, 2002. Similar to its original recommendation in July 2001, the Staff may propose a significant reduction in AmerenUE's annual electric revenues. AmerenUE is scheduled to file rebuttal testimony on May 10, 2002 and hearings are scheduled to begin in July 2002. The Missouri PSC is not bound by any of the parties' recommendations. Any rate reduction ultimately determined by the Missouri PSC would be retroactive to April 1, 2002, regardless of when a decision is issued, which may not occur until the fourth quarter of 2002. For additional information, please see "Risk Factors."

Concurrent Offering

        In addition to the equity security units offered by this prospectus supplement, we are concurrently offering 5,000,000 shares of our common stock by a separate prospectus supplement, plus up to an additional 750,000 shares if the underwriters for that offering exercise their option to purchase additional shares. This offering of equity security units and the common stock offering are not contingent upon each other.

The Offering

What are the equity security units?

        Each equity security unit, which we refer to as a "unit," will initially consist of and represent:

  (1)
  a purchase contract pursuant to which:

  •
  you will agree to purchase, and we will agree to sell, for $25, shares of our common stock on May 15, 2005 (the "stock purchase date"), the number of which will be determined based on the average trading price of our common stock for a period preceding that date, calculated in the manner described below; and

  •
  we will pay you contract adjustment payments on a quarterly basis at the annual rate of 4.55% of the stated amount of $25 as specified below; and

  (2)
  a senior note due May 15, 2007, with a principal amount of $25, on which we will pay interest quarterly at the initial annual rate of 5.20% until a successful remarketing of the senior notes and at the reset rate (as described below) thereafter.

        The senior notes that are a component of the units will be owned by you, but will initially be pledged to the collateral agent for our benefit to secure your obligations under the purchase contract. We refer in this prospectus supplement to the purchase contracts, together with the pledged senior notes or, after a successful remarketing or a tax event redemption described below, the specified pledged treasury securities, as "normal units."

        Each holder of normal units may elect at any time on or before the second business day prior to the stock purchase date (subject to certain exceptions) to withdraw the pledged senior notes or, after the remarketing described below, the treasury securities underlying the normal units, thereby creating "stripped units." To create stripped units, the holder must substitute, as pledged securities, specifically identified treasury securities that will pay $25 (the amount due under the purchase contract) on the stock purchase date, and the pledged senior notes or treasury securities will be released from the pledge and delivered to the holder. Holders of stripped units may recreate normal units by re-substituting the senior notes or, after a successful remarketing or a tax event redemption described below, applicable treasury securities for the treasury securities underlying the stripped units.

        If the senior notes are successfully remarketed or a tax event redemption occurs, in each case as described in this prospectus supplement, the applicable ownership interest in the treasury securities will replace the senior note as a component of each unit and will be pledged to the collateral agent for our benefit to secure your obligations under the purchase contract.

What are the purchase contracts?

        The purchase contract underlying a unit obligates you to purchase, and us to sell, for $25, on the stock purchase date, a number of newly issued shares of our common stock equal to the settlement rate described below. The settlement rate will be based on the average trading price of our common stock for a period preceding that date, calculated in the manner described below.

What payments will be made to holders of the units and the senior notes?

        If you hold normal units, we will pay you quarterly contract adjustment payments on the purchase contracts at the annual rate of 4.55% of the $25 stated amount through and including the stock purchase date and quarterly interest payments on the senior notes at the initial annual rate of 5.20% of the principal amount of $25 per senior note through and including February 15, 2005, and, as described below, we will make a quarterly payment on the stock purchase date. The contract adjustment payments are subject to our deferral right as described below. We are not entitled to defer interest payments on the senior notes. On the stock purchase date, if you have elected to have your senior notes remarketed and your senior notes are successfully remarketed as described below, we will make a quarterly payment, consisting of a cash payment on the specified pledged treasury securities, at the same annual rate as was initially paid on the senior notes.

        If you hold stripped units and do not separately hold senior notes, you will receive only the quarterly contract adjustment payments payable by us at the annual rate of 4.55% of the $25 stated amount. The contract adjustment payments are subject to our deferral right as described below.

        If you hold senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes. The senior notes, whether held separately from or as part of the units, will pay interest at the initial annual rate of 5.20% of the principal amount of $25 per senior note for the quarterly payments payable on and before February 15, 2005. If the senior notes are successfully remarketed, they will pay interest at the reset rate from the date on which they are successfully remarketed until their maturity on May 15, 2007. If the remarketing agent cannot establish a reset rate meeting the requirements described in this prospectus supplement, the remarketing agent will not reset the interest rate on the senior notes and the interest rate will continue to be the initial annual rate of 5.20%, until the remarketing agent, on a later remarketing date prior to the stock purchase date, can establish a reset rate meeting the requirements described in this prospectus supplement. We are not entitled to defer interest payments on the senior notes.

What are the payment dates?

        Subject to our deferral right in respect of the contract adjustment payments described below, payments will be made quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing May 15, 2002.

When can we defer payments?

        We can defer payment of all or part of the contract adjustment payments on the purchase contracts until no later than the stock purchase date. We will accrue additional contract adjustment payments on any deferred installments of contract adjustment payments at a rate of 9.75% per year until paid, compounded quarterly, to but excluding the stock purchase date, unless your purchase contract has been earlier settled or terminated.

        We are not entitled to defer interest payments on the senior notes.

What is the reset rate?

        In order to facilitate the remarketing of the senior notes at the remarketing price described below, the remarketing agent will reset the rate of interest on the senior notes for the quarterly payments payable on and after May 15, 2005 until their maturity on May 15, 2007. The reset rate will be the rate sufficient to cause the then current aggregate market value of all the outstanding senior notes to be equal to at least 100.25% of the remarketing value described below. The remarketing agent will assume for this purpose, even if not true, that all of the senior notes continue to be components of normal units and will be remarketed. Resetting the interest rate on the senior notes at this rate should enable the remarketing agent to remarket the senior notes in the remarketing and purchase the necessary treasury securities, the proceeds of which will be applied in settlement of the purchase contracts and to payment of the quarterly payment on the normal units due on May 15, 2005.

        The reset rate will be determined by the remarketing agent on the third business day (as defined below) prior to February 15, 2005, the last quarterly payment date before the stock purchase date. If the remarketing agent cannot establish a reset rate meeting these requirements on the remarketing date and, as a result, the senior notes cannot be remarketed as described below, the interest rate will not be reset and will continue to be the initial rate of the senior notes. However, the remarketing agent may thereafter attempt to establish a reset rate meeting these requirements, and the remarketing agent may attempt to remarket the senior notes, on the subsequent dates described below. If a reset rate cannot be established on a given date, the remarketing will not occur on that date. If the remarketing agent fails to remarket the senior notes underlying the normal units by the end of the third business day immediately preceding the stock purchase date, we will, subject to applicable law, exercise our rights as a secured party with respect to the senior notes in accordance with applicable law, and may retain the securities pledged as collateral or sell them in one or more public or private sales.

        The reset of the interest rate on the senior notes will not change the quarterly payment due to holders of normal units on May 15, 2005, which, as described above, will be paid in an amount equal to interest on the senior notes at the initial rate of 5.20% of $25 for that quarterly payment.

        "Business day" means any day that is not a Saturday, Sunday or day on which banking institutions and trust companies in the State of New York or at a place of payment are authorized or required by law, regulation or executive order to close.

        The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

What is remarketing?

        The remarketing agent will attempt to remarket the senior notes of holders of normal units, other than those electing not to participate in the remarketing as described below, and the remarketing agent will use the proceeds to purchase treasury securities, which the participating holders of normal units will pledge to secure their obligations under the related purchase contracts. The cash paid upon maturity of the pledged treasury securities underlying the normal units of such holders will be used to satisfy such holders' obligations to purchase our common stock on the stock purchase date. This will be one way for holders of normal units to satisfy their obligations to purchase shares of our common stock under the related purchase contracts. Unless a holder elects not to participate in the remarketing, the remarketing agent will attempt to remarket the senior notes that are included in the normal units on one or more occasions starting on the remarketing date, which initially will be the third business day prior to February 15, 2005, or, if the remarketing agent fails to remarket the senior notes on that date, a later date as described below.

        We will enter into a remarketing agreement with a nationally recognized investment banking firm pursuant to which it will agree to use commercially reasonable best efforts to remarket the senior notes that are included in normal units and that are participating in the remarketing, at a price equal to at least 100.25% of the remarketing value. It is currently anticipated that Goldman, Sachs & Co. will be the remarketing agent.

        The "remarketing value" will be equal to the sum of:

  (1)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on that date on each senior note which is included in a normal unit and which is participating in the remarketing, assuming for this purpose, even if not true, that the interest rate on the senior notes remains at the initial rate; and

  (2)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to $25 for each senior note which is included in a normal unit and which is participating in the remarketing.

        The remarketing agent will use the proceeds from the remarketing of the senior notes included in normal units in a successful remarketing described in this section to purchase, in the discretion of the remarketing agent, in open market transactions or at treasury auction, the amount and the types of treasury securities described in (1) and (2) above, which it will deliver through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the holders of the normal units whose senior notes participated in the remarketing. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of the holders of the normal units participating in the remarketing.

        Alternatively, a holder of normal units may elect not to participate in the remarketing and retain the senior notes underlying those normal units by delivering the treasury securities described in (1) and (2) above, in the amount and the types specified by the remarketing agent, applicable to the holder's senior notes, to the purchase contract agent on the fourth business day prior to the first day of a remarketing period (as defined below) to satisfy its obligations under the related purchase contracts.

What happens if the remarketing agent does not remarket the senior notes?

        If, as described above, the remarketing agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then current aggregate market value of all the outstanding senior notes to be equal to at least 100.25% of the remarketing value, assuming, even if not true, that all of the senior notes are held as components of normal units and will be remarketed, and the remarketing agent cannot remarket the senior notes participating in the remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value, determined on the basis of the senior notes being remarketed, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the two business days immediately following the initial proposed remarketing date. If the remarketing agent cannot establish a reset rate meeting these requirements on either of those days, it will attempt to establish such a reset rate on each of the three business days immediately preceding April 1, 2005. If the remarketing agent cannot establish such a reset rate during that period, it will further attempt to establish such a reset rate on the third business day immediately preceding the stock purchase date. We refer to each of these periods as "remarketing periods" in this prospectus supplement. Any such remarketing will be at a price equal to at least 100.25% of the remarketing value (determined on the basis of the senior notes being remarketed) on the subsequent remarketing date. If the remarketing agent fails to remarket the senior notes underlying the normal units at that price by the end of the third business day immediately preceding the stock purchase date, any holder of normal units that has not otherwise settled its purchase contract in cash on the business day immediately preceding the stock purchase date (but without regard to the notice requirements otherwise applicable to cash settlement) will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of its obligations under the related purchase contract and we will exercise our rights as a secured party to dispose of such securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase our common stock under the related purchase contract on the stock purchase date. In no event will a holder of a purchase contract be liable for any deficiency between such proceeds and the purchase price for our common stock under the purchase contract.

If I am not a party to a purchase contract, may I still participate in a remarketing of my senior notes?

        Holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing in the manner described in "Description of the Equity Security Units—Optional Remarketing." The remarketing agent will use commercially reasonable best efforts to remarket the separately held senior notes included in the remarketing at a price equal to at least 100.25% of the remarketing value, determined on the basis of the separately held senior notes being remarketed. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remaining portion of the proceeds, if any, will be remitted to the holders whose separate senior notes were remarketed in the remarketing. If a holder of senior notes elects to have its senior notes remarketed but the remarketing agent fails to remarket the senior notes during such remarketing period, the senior notes will be promptly returned to the custodial agent for release to the holder following the conclusion of that period.

What is the settlement rate?

        The settlement rate is the number of newly issued shares of our common stock that we are obligated to sell and you are obligated to purchase upon settlement of a purchase contract on the stock purchase date.

        The settlement rate for each purchase contract, subject to adjustment under specified circumstances, will be as follows:

  •
  if the applicable market value, determined as described below, of our common stock is equal to or greater than $46.61, the settlement rate will be 0.5364 shares of our common stock per purchase contract;

  •
  if the applicable market value of our common stock is less than $46.61 but greater than $39.50, the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract; or

  •
  if the applicable market value of our common stock is less than or equal to $39.50, the settlement rate will be 0.6329 shares of our common stock per purchase contract.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.

        At the option of each holder, a purchase contract may be settled early by the early delivery of cash to the purchase contract agent, as described below, in which case the settlement rate will be 0.5364 shares of our common stock per purchase contract.

Besides participating in a remarketing, how else can my obligations under the purchase contract be satisfied?

        Besides participating in the remarketing, your obligations under the purchase contract may also be satisfied:

  •
  if you have created stripped units or elected not to participate in the remarketing, by delivering and pledging specified treasury securities in substitution for your senior notes and applying the cash payments received on the pledged treasury securities;

  •
  through the early delivery of cash to the purchase contract agent on or prior to the seventh business day prior to the stock purchase date in the manner described in "Description of the Equity Security Units—Early Settlement;"

  •
  by delivering cash on the business day prior to the stock purchase date for settlement of the purchase contracts in the manner described in "Description of the Equity Security Units—Notice to Settle with Cash;" or

  •
  if we are involved in a merger, acquisition or consolidation prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, through an early settlement of the purchase contract as described in "Description of the Equity Security Units—Early Settlement upon Cash Merger."

        If a holder of a unit elects not to participate in a remarketing and does not give notice to the purchase contract agent that the holder intends to settle the purchase contract with cash on the stock purchase date, we will exercise our rights as a secured party in respect of the pledged securities to satisfy the holder's obligation to purchase our common stock.

        In addition, the purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive accumulated contract adjustment payments or deferred contract adjustment payments and obligations to purchase our common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization. Upon such a termination of the purchase contracts, the pledged senior notes or treasury securities will be released and distributed to you. If we become the subject of a case under the federal bankruptcy code, a delay may occur as a result of the imposition of an automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return your collateral to you.

        If the purchase contract is settled early or is terminated as the result of our bankruptcy, insolvency or reorganization as described above, a holder will have no further right to receive any accrued contract adjustment payments or deferred contract adjustment payments.

Under what circumstances may we redeem the senior notes before they mature?

        If the tax laws change or are interpreted in a way that adversely affects our tax consequences with respect to the senior notes, then we may elect to redeem the senior notes. If the senior notes are redeemed before a successful remarketing, the money received from the redemption will be used by the collateral agent to purchase a portfolio of zero-coupon U.S. treasury securities that mature on or prior to each payment date of the senior notes through the stock purchase date, in an aggregate amount equal to the principal on the senior notes included in normal units and the interest that would have been due on such payment date on the senior notes included in normal units. These treasury securities will replace the senior notes as the collateral securing your obligations to purchase our common stock under the purchase contracts. If the senior notes are redeemed, then each unit will consist of a purchase contract for our common stock and an ownership interest in the portfolio of treasury securities.

What is the maturity of the senior notes?

        The senior notes will mature on May 15, 2007.

What are the U.S. federal income tax consequences related to the units and senior notes?

        If you purchase units in the offering, you will be treated for U.S. federal income tax purposes as having acquired the senior notes and purchase contracts constituting those units, and by purchasing the units you agree to treat the senior notes and purchase contracts in that manner for all tax purposes. In addition, you agree to treat the senior notes as our indebtedness for all tax purposes. You must allocate the purchase price of the units between those senior notes and purchase contracts in proportion to their respective fair market values, which will establish your initial tax basis in each component of the units. We expect to report the fair market value of each senior note as $25.00 and the fair market value of each purchase contract as $0.00.

        For U.S. federal income tax purposes, we intend to treat the senior notes as contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount. As discussed more fully under "U.S. Federal Income Tax Consequences—Senior Notes—Original Issue Discount," the effects of this method will be (1) to require you, regardless of your usual method of tax accounting, to use an accrual method with respect to interest on the senior notes, (2) for all accrual periods through February 15, 2005, and possibly thereafter, the accrual of interest income by you in excess of distributions actually received by you and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or disposition of the senior notes or the units to the extent attributable to the senior notes. In addition, to the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to you, but you should consult your tax advisor concerning possible alternative characterizations.

        Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of units or instruments similar to units, you are urged to consult your tax advisor concerning the tax consequences of an investment in units. For additional information, see "U.S. Federal Income Tax Consequences."

Will the units be listed on a stock exchange?

        The normal units have been approved for listing on the New York Stock Exchange under the symbol "AEEPrE". We have no obligation and do not currently intend to apply for any separate listing of either the stripped units or the senior notes on any stock exchange.

What is the expected use of proceeds from the offering?

        We estimate that we will receive net proceeds from the offering of units of approximately $290 million, or $333 million if the underwriters' option to purchase additional units is exercised in full.

        We anticipate using the aggregate net proceeds from this offering of units, together with the net proceeds from the concurrent offering of our common stock, to reduce our short-term indebtedness and the short-term indebtedness of one of our subsidiaries and for general corporate purposes. See "Use of Proceeds" for additional information.

The Offering - Explanatory Diagrams

        The following diagrams demonstrate some of the key features of the purchase contracts, normal units, stripped units and the senior notes, and the transformation of normal units into stripped units and senior notes. The following diagrams assume that the senior notes are successfully remarketed, the interest rate on the senior notes is reset, there is no early settlement and the payment of contract adjustment payments is not deferred.

Purchase Contracts

  •
  Normal units and stripped units both include a purchase contract under which you agree to purchase shares of our common stock on the stock purchase date.
  •
  The number of shares to be purchased under each purchase contract will depend on the "applicable market value." The "applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.

Value of Delivered Shares on Stock Purchase Date	Percentage of Shares Delivered on Stock Purchase Date(3)

(1)
The "reference price" is $39.50.
(2)
The "threshold appreciation price" is $46.61, which is 118% of the reference price.
(3)
For each of the percentage categories shown, the percentage of the shares to be delivered on the stock purchase date to a holder of normal units or stripped units is determined by dividing
•
the related number of shares to be delivered, as indicated in the footnote for each such category, by
•
an amount equal to $25, the stated amount of the unit, divided by the reference price.

(4)
If the applicable market value of our common stock is less than or equal to the reference price, the number of shares to be delivered will be calculated by dividing the stated amount of $25 by the reference price.
(5)
If the applicable market value of our common stock is between the reference price and the threshold appreciation price, the number of shares to be delivered will be calculated by dividing the stated amount of $25 by the applicable market value.
(6)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares to be delivered will be calculated by dividing the stated amount of $25 by the threshold appreciation price.

Normal Units

  •
  A normal unit will consist of two components as illustrated below:

  •
  After a successful remarketing, the normal units will include specified treasury securities in lieu of the senior notes.

  •
  If you hold a normal unit, you will own a senior note and, after a successful remarketing, a treasury security, but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract.

  •
  If you hold a normal unit, you may also substitute a specified amount of treasury securities for the senior note if you decide not to participate in the remarketing.

Stripped Units

  •
  A stripped unit consists of two components as illustrated below:

  •
  If you hold a stripped unit, you own the treasury security but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract. The treasury security is a zero-coupon U.S. treasury security (CUSIP No. 912803AD5) that matures on May 15, 2005.

Senior Notes

  •
  Senior notes will have the terms illustrated below:

  •
  If you hold a senior note that is a component of a normal unit, you have the option to either:
    •
    allow the senior note to be included in the remarketing process, the proceeds of which will be used to purchase treasury securities, if the remarketing is successful, which will be applied to settle the purchase contract; or

      •
      elect not to participate in the remarketing by delivering treasury securities in substitution for the senior note, the proceeds of which will be applied to settle the purchase contract.

  •
  If you hold a senior note that is not a component of a normal unit, you have the option to either:
    •
    continue to hold the senior note whose rate has been reset, assuming a successful remarketing of the senior notes, for the quarterly payments payable on and after May 15, 2005; or
    •
    deliver the senior note to the remarketing agent to be included in the remarketing.

Transforming Normal Units into Stripped Units and Senior Notes

  •
  To create a stripped unit, you may combine the purchase contract with the specified zero-coupon U.S. treasury security that matures on May 15, 2005.
  •
  You will then own the zero-coupon U.S. treasury security but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract.
  •
  The zero-coupon U.S. treasury security together with the purchase contract would then constitute a stripped unit. The senior note (or, after a successful remarketing, treasury securities), which was previously a component of the normal unit, is tradeable as a separate security.

  •
  After remarketing, the normal units will include specified U.S. treasury securities in lieu of senior notes.

  •
  You can also transform stripped units and senior notes (or, after a successful remarketing, treasury securities) into normal units. Following that transformation, the specified zero-coupon U.S. treasury security, which was previously a component of the stripped units, is tradeable as a separate security.

  •
  The transformation of normal units into stripped units and senior notes (or, after a successful remarketing, treasury securities) and the transformation of stripped units and senior notes (or, after a successful remarketing, treasury securities) into normal units may generally only be effected in integral multiples of 40 units, as more fully described in this prospectus supplement.

Summary Financial Data

        The summary historical consolidated financial data of Ameren set forth below has been derived from the consolidated financial statements of Ameren, which have been audited by PricewaterhouseCoopers LLP, independent auditors, and incorporated by reference in this prospectus supplement and the accompanying prospectus from Ameren's Annual Report on Form 10-K for the year ended December 31, 2000 and Ameren's Current Report on Form 8-K filed with the SEC on February 14, 2002. This information is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for Ameren and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

	Year Ended December 31,
	2001	2000	1999
	(in millions, except per share data)
Statement of Income Data:
Operating revenues	$4,506	$3,857	$3,536
Operating expenses	3,841	3,217	2,974
Operating income	665	640	562
Income before cumulative effect of change in accounting principle	476	457	385
Cumulative effect of change in accounting principle, net of income taxes	(7)	—	—
Net income	469	457	385
Earnings per common share
Basic	3.41	3.33	2.81
Diluted	3.40	3.33	2.81
	As of December 31,
	2001	2000	1999
	(in millions)
Balance Sheet Data:
Total assets	$10,401	$9,714	$9,178
Long-term debt, less current maturities	2,835	2,745	2,448
Preferred stock not subject to mandatory redemption	235	235	235
Common stockholders' equity	3,349	3,197	3,090

RISK FACTORS

        In considering whether to purchase the units, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, as well as the factors listed in "Forward-Looking Statements" in the accompanying prospectus. Because a unit consists of a purchase contract to acquire shares of our common stock and a senior note issued by us, you are making an investment decision with regard to our common stock and senior notes, as well as the units. You should carefully review the information in this prospectus supplement and the accompanying prospectus about all of these securities.

Risk Factors Relating to Ameren

The outcome of the Missouri Public Service Commission Staff's excess earnings complaint against AmerenUE could have a material adverse effect on us.

        After AmerenUE's experimental alternative regulation plan for its Missouri retail electric customers expired on June 30, 2001, the Missouri PSC Staff filed an excess earnings complaint against AmerenUE with the Missouri PSC in July 2001. The complaint proposed to reduce AmerenUE's annual electric revenues between $213 million and $250 million. The Staff's recommendation also proposed a return on equity between 9.04% and 10.04% based on a test year of July 1, 1999 through June 30, 2000.

        In January 2002, the Missouri PSC issued an order that established the test year to be July 1, 2000 through June 30, 2001 (with permitted updates through September 30, 2001) and set a revised procedural schedule in the matter. Under the new schedule, the Staff will file direct testimony on March 1, 2002. The Staff, similar to its original recommendation, may propose a significant reduction in AmerenUE's annual electric revenues. AmerenUE is scheduled to file rebuttal testimony on May 10, 2002 and hearings are scheduled to begin in July 2002. The Missouri PSC is not bound by any of the parties' recommendations. Any rate reduction ultimately determined by the Missouri PSC would be retroactive to April 1, 2002, regardless of when a decision is issued, which may not occur until the fourth quarter of 2002. The outcome of the Missouri PSC's decision in this matter, which we cannot predict, could have a material adverse effect on our financial position, results of operations and liquidity.

Increased federal and state environmental regulation may have a material adverse effect on us.

        Approximately 67% of our generating capacity is coal-fired. The balance is nuclear, gas-fired, hydro and oil-fired. The EPA is currently working on new ambient standards with respect to SO2 and NOx emissions as well as on regulations and guidelines to regulate mercury emissions and air pollution from coal-fired power plants. In addition, the U.S. Congress has been working on legislation to consolidate the numerous air pollution regulations facing the utility industry. There is significant uncertainty with respect to the content of these regulations, guidelines and legislation. Any of these regulations, guidelines or legislation could add significant pollution control costs to our generating assets, although perhaps not until later in the decade.

        The State of Illinois has developed a NOx control regulation for utility generating plant boilers consistent with an EPA program aimed at reducing ozone levels in the eastern United States. In February 2002, the EPA proposed similar rules for Missouri. We currently estimate that our capital expenditures to comply with the final NOx regulations in Missouri and Illinois could range from $300 million to $350 million.

        We cannot predict the ultimate effect of any new environmental regulations, guidelines or legislation on our financial condition, results of operations and liquidity.

Risk Factors Relating to the Units

You will bear the entire risk of a decline in the price of our common stock.

        The market value of the shares of our common stock you will purchase on the stock purchase date may be materially lower than the price per share that the purchase contract requires you to pay. If the average of the closing price per share of our common stock over the 20 trading day period ending on the third trading day immediately preceding the stock purchase date is less than $39.50 per share, you will, on the stock purchase date, be required to purchase shares of common stock at a price per share of $39.50. Accordingly, a holder of units assumes the entire risk that the market value of our common stock may decline and that the decline could be substantial.

You will receive only a portion of any appreciation in our common stock price.

        The aggregate market value of the shares of our common stock you will receive upon settlement of a purchase contract generally will exceed the stated amount of $25 only if the average of the closing price per share of our common stock over the 20 trading day period ending on the third trading day immediately preceding the stock purchase date equals or exceeds $46.61, which we refer to as the "threshold appreciation price." The threshold appreciation price represents an appreciation of 18% over $39.50. If the applicable average closing price exceeds $39.50, which we refer to as the "reference price," but falls below the threshold appreciation price, you will realize no equity appreciation on the common stock for the period during which you own a unit. Furthermore, if the applicable average closing price exceeds the threshold appreciation price, the value of the shares you will receive under the purchase contract will be approximately 85% of the value of the shares you could have purchased with $25 at the time of this offering. During the period prior to settlement, an investment in the units affords less opportunity for equity appreciation than a direct investment in our common stock.

The trading price of our common stock and the general level of interest rates and our credit quality will directly affect the trading price for the units.

        It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of our common stock. In addition, market conditions can affect the capital markets generally, therefore affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our common stock in the market after the offering of the units or the perception that those sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock underlying the purchase contracts and of the other components of the units. The arbitrage could, in turn, affect the trading prices of the units and our common stock.

You may suffer dilution of our common stock issuable upon settlement of your purchase contract.

        The number of shares of our common stock issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions that significantly modify our capital structure. The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as employee stock option grants, offerings of common stock for cash, or in connection with acquisitions or other transactions which may adversely affect the price of our common stock. The terms of the units do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the units in engaging in any such offering or transaction. If we issue additional shares of common stock, that issuance may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the stock purchase date to the price of our common stock, such other events may adversely affect the trading price of the units.

You will have no rights as common stockholders but will be subject to all changes with respect to our common stock.

        Until you acquire shares of our common stock upon settlement of your purchase contract, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of common stock only as to actions for which the record date occurs after the settlement date.

Your pledged securities will be encumbered.

        Although holders of units will be beneficial owners of the underlying pledged senior notes or treasury securities, the holders will pledge those securities with the collateral agent to secure their obligations under the related purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed to withdraw their pledged senior notes or treasury securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus supplement.

The secondary market for the units may be illiquid.

        We are unable to predict how the units will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the units. The normal units have been approved for listing on the New York Stock Exchange. We have no obligation or current intention to apply for any separate listing of the stripped units or the senior notes on any stock exchange. We have been advised by the underwriters that they presently intend to make a market for the normal units; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the normal units, the stripped units or the senior notes, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of normal units are converted to stripped units, the liquidity of normal units could be adversely affected. We cannot provide assurance that a listing application for stripped units or senior notes, if filed, will be accepted or, if accepted, that the normal units, stripped units or senior notes will not be delisted from the New York Stock Exchange or that trading in the normal units, stripped units or senior notes will not be suspended as a result of elections to create stripped units or recreate normal units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

Delivery of the securities under the pledge agreement is subject to potential delay if we become subject to a bankruptcy proceeding.

        Notwithstanding the automatic termination of the purchase contracts if we become the subject of a case under the federal bankruptcy code, the imposition of an automatic stay under Section 362 of the federal bankruptcy code may delay the delivery to you of your securities being held as collateral under the pledge arrangement and such delay may continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return your collateral to you.

We may redeem the senior notes upon the occurrence of a tax event.

        We have the option to redeem the senior notes, on not less than 30 days nor more than 60 days prior written notice, in whole but not in part, at any time if a tax event occurs and continues under the circumstances described in this prospectus supplement. See "Description of the Senior Notes—Tax Event Redemption." If we exercise this option, we will redeem the senior notes at the redemption price (described later in this prospectus supplement) plus accrued and unpaid interest, if any, to the date of redemption. If we redeem the senior notes, we will pay the redemption price in cash to the holders of the senior notes. If the tax event redemption occurs prior to the successful remarketing of the senior notes, the redemption price payable to you as a holder of the normal units will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase a portfolio of zero-coupon U.S. treasury securities on your behalf, and will remit the remainder of the redemption price, if any, to you, and these treasury securities will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the normal units. If your senior notes are not components of normal units, you, rather than the collateral agent, will receive the related redemption payments. There can be no assurance as to the effect on the market prices for the normal units if we substitute the treasury securities as collateral in place of any senior notes so redeemed. A tax event redemption will be a taxable event to the holders of the senior notes.

The senior notes and contract adjustment payments will be effectively subordinated to the debt and preferred stock of our subsidiaries.

        Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our obligations, including the senior notes, and to make contract adjustment payments under the purchase contracts which are part of the units, are dependent upon the earnings of our subsidiaries and distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due or to make specific funds available for such payments with respect to the senior notes or the purchase contracts. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes and the contract adjustment payments payable to holders of the units under the purchase contracts will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31, 2001, our subsidiaries had approximately $3.3 billion of aggregate outstanding debt and preferred stock. In addition, our obligations with respect to the contract adjustment payments will be subordinate and junior in right of payment to our obligations under our senior debt.

We may defer contract adjustment payments.

        We have the option to defer the payment of all or part of the contract adjustment payments on the purchase contracts forming a part of the units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 9.75% per year (compounded quarterly) until paid. If the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the units are unclear.

        No statutory, judicial or administrative authority directly addresses the treatment of the units or instruments similar to the units for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the units are not entirely clear. In addition, because the senior notes should be treated as contingent payment debt instruments, any gain on the disposition of a senior note prior to the date on which the interest rate on the senior note is reset generally should be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited.

Because the senior notes will be issued with original issue discount, you will have to include interest in your taxable income before you receive cash.

        We intend to treat the senior notes as contingent payment debt instruments for U.S. federal income tax purposes. Accordingly, original issue discount will accrue from the issue date of the senior notes and will be included in your gross income for U.S. federal income tax purposes before you receive a cash payment to which the income is attributable. The amounts required to be accrued as original issue discount prior to the date on which the interest rate on the notes is reset will be greater than the interest payable on the senior notes.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

        The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss. Some or all of this loss may be capital in nature. The deductibility of capital losses for U.S. federal income tax purposes is subject to certain limitations.

ACCOUNTING TREATMENT

        The net proceeds from the sale of the units will be allocated between the purchase contracts and the senior notes in our financial statements based on the underlying fair value of each instrument. The present value of the purchase contract adjustment payments will be initially charged to stockholders' equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

        The purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive $25 pursuant to that purchase contract and will issue the requisite number of shares of our common stock. The $25 we receive will be credited to stockholders' equity and allocated between our common stock and additional paid-in-capital accounts.

        Before the issuance of shares of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above $46.61.

USE OF PROCEEDS

        The net proceeds to be received by us from this offering of units, after deducting the underwriters' discount and estimated expenses, are estimated to be approximately $290 million, or $333 million if the underwriters' option to purchase additional units is exercised in full. We anticipate using the aggregate net proceeds from this offering of units, together with the net proceeds from the concurrent offering of our common stock, to reduce our short-term indebtedness and the short-term indebtedness of one of our subsidiaries, which was generally incurred to fund construction and capital expenditures, and for general corporate purposes. As of December 31, 2001, we, along with one of our subsidiaries, had outstanding an aggregate of approximately $594 million of short-term borrowings, with a weighted average maturity of approximately 17 days and bearing a weighted average interest rate of approximately 1.86%.

CAPITALIZATION

        The following table sets forth our actual capitalization as of December 31, 2001 and as adjusted to give effect to (1) the issuance and sale in January 2002 of $100 million aggregate principal amount of our 5.70% Notes due February 1, 2007 and the application of the net proceeds therefrom to reduce short-term debt, (2) this offering of our units at an initial public offering price of $25.00 per unit, assuming no exercise of the underwriters' option to purchase additional units, and the anticipated application of the estimated net proceeds therefrom to reduce short-term debt, and (3) the concurrent offering of 5,000,000 shares of our common stock at an initial public offering price of $39.50 per share, assuming no exercise of the underwriters' option to purchase additional shares, and the anticipated application of the estimated net proceeds therefrom to reduce short-term debt. From time to time, we may issue additional debt or equity securities. The following information is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information provided in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

	As of December 31, 2001
	Actual	As Adjusted	Percentage As Adjusted
	(in millions of dollars)
Short-term debt, including current maturities of long-term debt	$780	$201	3%
Long-term debt, less current maturities	2,835	3,235	45
Preferred stock not subject to mandatory redemption	235	235	3
Common stockholders' equity	3,349	3,499	49

Total capitalization	$7,199	$7,170	100%

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed and traded on the New York Stock Exchange under the symbol "AEE." The following table provides, for the calendar quarters indicated, the high and low prices per share of our common stock on the New York Stock Exchange for the periods shown below as reported on the New York Stock Exchange Composite Tape and the amount of per-share dividends paid in the periods indicated.

Period	High	Low	Dividends Paid
2000:
First Quarter	$34.25	$27.5625	$0.635
Second Quarter	38.00	30.625	0.635
Third Quarter	43.6875	34.0625	0.635
Fourth Quarter	46.9375	37.375	0.635
2001:
First Quarter	46.00	37.3125	0.635
Second Quarter	45.48	40.20	0.635
Third Quarter	43.45	36.53	0.635
Fourth Quarter	42.90	37.80	0.635
2002:
First Quarter (through February 26, 2002)	43.85	39.50	(1)

(1)
On February 8, 2002, our board of directors declared a quarterly common stock dividend of 63.5 cents per share, to holders of record on March 11, 2002, payable March 29, 2002.

        On February 26, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $39.50. As of December 31, 2001, there were approximately 101,455 holders of record of our common stock. See "Description of Common Stock—Dividend Rights and Limitations" in the accompanying prospectus.

DESCRIPTION OF THE EQUITY SECURITY UNITS

        We summarize below the principal terms of the equity security units, which are referred to as the "units," and the purchase contracts and senior notes which comprise the units. The following description is not complete, and we refer you to the agreements which will govern your rights as a holder of units. See "Where You Can Find More Information" in the accompanying prospectus. In addition, to the extent that the following description is not consistent with those contained in the accompanying prospectus under "Description of Debt Securities" and "Description of Common Stock" you should rely on this description.

Overview

        Each unit will have a stated amount of $25. Each unit will initially consist of and represent:

  (1)
  a purchase contract pursuant to which:
  •
  you will agree to purchase, and we will agree to sell, for $25, shares of our common stock on the stock purchase date, the number of which will be determined by the settlement rate described below, based on the average trading price of our common stock for a period preceding the stock purchase date; and
  •
  we will pay you contract adjustment payments at the annual rate of 4.55% payable on a quarterly basis, subject to our right to defer such payments as specified below; and
  (2)
  a senior note due May 15, 2007, with a principal amount of $25, on which we will pay interest quarterly at the initial annual rate of 5.20% until a successful remarketing of the senior notes and at the reset rate (as described below) thereafter.

        The senior notes will be pledged to the collateral agent for our benefit to secure your obligations to us under the purchase contract. Each holder of normal units may elect at any time (subject to certain exceptions) to withdraw the pledged senior notes or treasury securities underlying the normal units by substituting, as pledged securities, specifically identified treasury securities that will pay $25 on the stock purchase date, the amount due under the purchase contract. If a holder of normal units elects to substitute treasury securities as pledged securities, the pledged senior notes or treasury securities will be released from the pledge and delivered to the holder. The normal units would then become "stripped units." Holders of stripped units may recreate normal units by re-substituting the senior notes (or, after a successful remarketing or a tax event redemption described below, the applicable specified treasury securities) for the treasury securities underlying the stripped units.

        As a beneficial owner of the units, you will be deemed to have:

  •
  irrevocably agreed to be bound by the terms of the purchase contract agreement, pledge agreement and purchase contract for so long as you remain a beneficial owner of such units; and
  •
  appointed the purchase contract agent under the purchase contract agreement as your agent and attorney-in-fact to enter into and perform the purchase contract and pledge agreement on your behalf and in your name.

        In addition, as a beneficial owner of the units, you will be deemed by your acceptance of the units to have agreed, for all tax purposes, to treat yourself as the owner of the related senior notes or the treasury securities, as the case may be, and to treat the senior notes as our indebtedness.

        The purchase price of each unit will be allocated by us between the related purchase contract and the related senior note.

        We will enter into:

  •
  a purchase contract agreement with The Bank of New York, as purchase contract agent, governing the appointment of the purchase contract agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units; and
  •
  a pledge agreement with BNY Trust Company of Missouri, as collateral agent, custodial agent and securities intermediary creating a pledge and security interest for our benefit to secure the obligations of holders of units under the purchase contracts.

Creating Stripped Units and Recreating Normal Units

        Holders of normal units will have the ability to "strip" those units and take delivery of the pledged senior notes (or after a successful remarketing, the pledged treasury securities), creating "stripped units," and holders of stripped units will have the ability to recreate normal units from their stripped units by depositing senior notes (or after a successful remarketing, the applicable treasury securities) as described in more detail below. Holders who elect to create stripped units or recreate normal units shall be responsible for any related fees or expenses.

  Creating Stripped Units

        Each holder of normal units may create stripped units and withdraw the pledged senior notes or treasury securities underlying the normal units by substituting, as pledged securities, the treasury securities described below that will pay $25 on the stock purchase date, the amount due under the purchase contract. Holders of normal units may create stripped units at any time on or before the second business day prior to the stock purchase date, except that they may not create stripped units during the period from four business days prior to the first day of any remarketing period until the expiration of three business days after the end of that period.

        In order to create stripped units, a normal unit holder must substitute, as pledged securities, zero-coupon U.S. treasury securities (CUSIP No. 912803AD5) which mature on the stock purchase date. Upon creation of the stripped units, the treasury securities will be pledged with the collateral agent to secure your obligation to purchase our common stock under your purchase contract, and the pledged senior notes or treasury securities underlying the normal units will be released to the unit holder. Because treasury securities are issued in integral multiples of $1,000, holders of normal units may make the substitution only in integral multiples of 40 normal units. However, after a successful remarketing of the senior notes or the occurrence of a tax event redemption, the holders may make the substitution only in integral multiples of normal units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

        To create stripped units, you must:

  •
  deposit with the collateral agent the treasury securities described above, which will be substituted for the pledged senior notes or treasury securities underlying your normal units and pledged to the collateral agent to secure your obligation to purchase our common stock under your purchase contract;
  •
  transfer the normal units to the purchase contract agent; and
  •
  deliver a notice to the purchase contract agent stating that you have deposited the specified treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged senior notes or treasury securities underlying the normal units.

        Upon the deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged senior notes or treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

  •
  cancel the normal units;
  •
  transfer to you the underlying pledged senior notes or treasury securities; and
  •
  deliver to you the stripped units.

        Any senior notes released to you will be tradeable separately from the resulting stripped units. Interest on the senior notes will continue to be payable in accordance with their terms.

  Recreating Normal Units

        Each holder of stripped units may recreate normal units by substituting, as pledged securities, senior notes or the applicable treasury securities then constituting a part of the normal units for the treasury securities underlying the stripped units. Holders may recreate normal units at any time on or before the second business day prior to the stock purchase date, except that they may not recreate normal units during the period from four business days prior to the first day of any remarketing period until the expiration of three business days after the end of that period.

        Upon recreation of normal units, the senior notes or treasury securities will be pledged with the collateral agent to secure the holder's obligation to purchase our common stock under the purchase contract, and the treasury securities underlying the stripped units will be released to the unit holder. Because treasury securities are issued in integral multiples of $1,000, holders of stripped units may make the substitution only in integral multiples of 40 stripped units. However, after a successful remarketing of the senior notes or the occurrence of a tax event redemption, the holder may make the substitution only in integral multiples of stripped units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

        To recreate normal units from stripped units, you must:

  •
  deposit with the collateral agent:
  •
  if the substitution occurs prior to a successful remarketing of the senior notes or the occurrence of a tax event redemption, senior notes having an aggregate principal amount equal to the aggregate stated amount of your stripped units; or
  •
  if the substitution occurs after a successful remarketing of the senior notes or the occurrence of a tax event redemption, the applicable treasury securities then constituting a part of the normal units;
  •
  transfer the stripped units to the purchase contract agent; and
  •
  deliver a notice to the purchase contract agent stating that you have deposited the senior notes or treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged treasury securities underlying those stripped units.

        The senior notes or treasury securities will be substituted for the treasury securities underlying your stripped units and will be pledged with the collateral agent to secure your obligation to purchase our common stock under your purchase contract.

        Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

  •
  cancel the stripped units;
  •
  transfer to you the underlying treasury securities; and
  •
  deliver to you the normal units.

Current Payments

        If you hold normal units, you will receive payments consisting of

  •
  quarterly contract adjustment payments on the purchase contracts payable by us at the annual rate of 4.55% of the $25 stated amount through and including the stock purchase date,
  •
  quarterly interest payments on the senior notes at the annual rate of 5.20% of the principal amount of $25 per senior note until a successful remarketing of the senior notes, and
  •
  a quarterly payment on the stock purchase date from specified pledged treasury securities, at the same annual rate as was initially paid on the senior notes.

        If you hold stripped units and do not separately hold senior notes, you will receive only quarterly contract adjustment payments payable by us at the annual rate of 4.55% of the $25 stated amount. However, you will be required for U.S. federal income tax purposes to recognize original issue discount on the treasury securities on a constant yield basis or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with your regular method of tax accounting.

        The contract adjustment payments are subject to deferral by us until no later than the stock purchase date as described below. If we defer any of these payments, we will accrue additional payments on the deferred amounts at the annual rate of 9.75% until paid. We are not entitled to defer interest payments on the senior notes.

        If you hold senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes. The senior notes, whether held separately from or as part of the units, will initially pay interest at the annual rate of 5.20% of the principal amount of $25 per senior note. The rate of interest on the senior notes will be reset for the quarterly interest payments payable on and after the stock purchase date and interest payments on the senior notes will be made at the reset rate from the date the senior notes are successfully remarketed to maturity of the notes. However, if a reset rate meeting the requirements described in this prospectus supplement cannot be established, the interest rate will not be reset and will continue to be the initial annual rate of 5.20%, until a reset rate meeting the requirements described in this prospectus supplement can be established on a later date no later than the third business day prior to the stock purchase date. If no remarketing occurs prior to the stock purchase date, the initial rate will be the interest rate through maturity of the senior notes.

        Contract adjustment payments and interest payments on the senior notes payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Contract adjustment payments and interest on the senior notes will accrue from the date of original issuance and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 2002. If the purchase contracts are settled early, at your option, or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), you will have no right to receive any accrued and deferred contract adjustment payments.

        Our obligations with respect to the senior notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt. See "Description of the Senior Notes" below and "Description of Debt Securities—Ranking" in the accompanying prospectus. Our obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to our obligations under our senior debt.

        Contract adjustment payments and interest payments on the senior notes will be payable to the holders of units as they are registered on the books and records of the purchase contract agent on the relevant record dates. So long as the units remain in book-entry only form, the record date will be the business day prior to the relevant payment dates. Contract adjustment payments will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts that are a part of such units. Subject to any applicable laws and regulations, each payment will be made as described under "Description of the Senior Notes—Book-Entry and Settlement" below. If the units do not remain in book-entry only form, the relevant record dates will be the 15th calendar day prior to the relevant payment dates. If any date on which these payments and distributions are to be made is not a business day, then amounts payable on that date will be made on the next day that is a business day (and so long as the payment is made on the next business day, without any interest or other payment on account of any such delay), however, if such business day is in the next calendar year, payment will be made on the prior business day, in each case with the same force and effect as if made on the payment date.

Option to Defer Contract Adjustment Payments

        We may, at our option and upon prior written notice to the holders of the units and the purchase contract agent, defer payment of all or part of the contract adjustment payments on the related purchase contracts forming a part of normal units and stripped units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 9.75% per year (compounding on each succeeding payment date) until paid. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

        In the event that we elect to defer the payment of contract adjustment payments on the purchase contracts until the stock purchase date, each holder of normal units and stripped units will receive on the stock purchase date in respect of the deferred contract adjustment payments, in lieu of a cash payment, a number of shares of our common stock equal to (a) the aggregate amount of deferred contract adjustment payments payable to the holder divided by (b) the applicable market value.

        We will not issue any fractional shares of our common stock with respect to the payment of deferred contract adjustment payments on the stock purchase date. In lieu of fractional shares otherwise issuable with respect to such payment of deferred contract adjustment payments, the holder will be entitled to receive an amount in cash equal to the fraction of a share, calculated on an aggregate basis with respect to all such payments you are entitled to receive, multiplied by the applicable market value.

        In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, and we will not permit any subsidiary of ours to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock other than:

  •
  purchases, redemptions or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by us of our obligations pursuant to any contract or security outstanding on the date of such event,
  •
  as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of the capital stock,
  •
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

  •
  dividends or distributions in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of our capital stock), or
  •
  redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

        Our subsidiaries will not be restricted from making any similar payments on their capital stock if we exercise our option to defer payments of any contract adjustment payments.

Description of the Purchase Contracts

        Each purchase contract underlying a unit, unless earlier terminated, or earlier settled at your option or upon specified mergers and other transactions described below, will obligate you to purchase, and us to sell, for $25, on the stock purchase date a number of newly issued shares of our common stock equal to the settlement rate.

        The settlement rate, subject to adjustment under certain circumstances as described under "—Anti-dilution Adjustments" below, will be as follows:

  •
  If the "applicable market value" of our common stock, which is the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date, is equal to or greater than the threshold appreciation price of $46.61, which is 18% above $39.50, the settlement rate, which is equal to $25 divided by $46.61, will be 0.5364 shares of our common stock per purchase contract. Accordingly, if the market price for our common stock increases to an amount that is greater than $46.61 on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will be greater than $25, and if the market price equals $46.61, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.
  •
  If the applicable market value of our common stock is less than $46.61 but greater than $39.50, the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract. Accordingly, if the market price for our common stock increases but that market price is less than $46.61 on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.
  •
  If the applicable market value of our common stock is less than or equal to $39.50, the settlement rate, which is equal to $25 divided by $39.50, will be 0.6329 shares of our common stock per purchase contract. Accordingly, if the market price for our common stock decreases to an amount that is less than $39.50 on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will be less than $25, and if the market price equals $39.50, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

        For purposes of determining the applicable market value for our common stock, the closing price of our common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the New York Stock Exchange on that date. If our common stock is not listed for trading on the New York Stock

Exchange on any date, the closing price of our common stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, as reported by the Nasdaq stock market, or, if our common stock is not so reported, the last quoted bid price for our common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        A trading day is a day on which our common stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock by the close of business on such day.

Settlement

        Settlement of the purchase contracts will occur on the stock purchase date, unless:

  •
  you have settled the related purchase contract prior to the stock purchase date through the delivery of cash to the purchase contract agent in the manner described in "—Early Settlement";
  •
  we are involved in a merger, acquisition or consolidation prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, and you have settled the related purchase contract through an early settlement as described in "—Early Settlement upon Cash Merger"; or
  •
  an event described under "—Termination of Purchase Contracts" below has occurred.

        The settlement of the purchase contracts on the stock purchase date will occur as follows:

  •
  for the stripped units or normal units that include pledged treasury securities, the cash payments on the treasury securities will automatically be applied to satisfy in full your obligation to purchase our common stock under the purchase contracts; and
  •
  for the normal units in which the related senior notes remain a part of the normal units because of a failed remarketing, we will exercise our rights as a secured party to dispose of the senior notes in accordance with applicable law in order to satisfy in full your obligation to purchase our common stock under the purchase contracts.

In either event, our common stock will then be issued and delivered to you or your designee, upon payment of the applicable consideration, presentation and surrender of the certificate evidencing the units, if the units are held in certificated form, and payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you.

        Prior to the date on which shares of our common stock are issued in settlement of the purchase contracts, our common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, by virtue of holding the purchase contracts.

        No fractional shares of common stock will be issued by us pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable, you will be entitled to receive an amount in cash equal to the fraction of a share, calculated on an aggregate basis in respect of the purchase contracts you are settling, multiplied by the applicable market value.

Remarketing

        The senior notes held by each holder of a normal unit will be remarketed in a remarketing, unless the holder elects not to participate in the remarketing. The proceeds of such remarketing will be used to purchase treasury securities, which will be pledged to secure the obligations of such participating holder of normal units under the related purchase contract. Cash payments received upon maturity of the pledged treasury securities underlying the normal unit of such holder will be used to satisfy such holder's obligation to purchase our common stock on the stock purchase date.

        Unless a holder of normal units delivers treasury securities in the amount and the types specified by the remarketing agent, as described below, the senior notes that are included in the normal units will be remarketed on the remarketing date, or, if the remarketing agent fails to remarket the senior notes on such date, a later date as described below. The remarketing date will be the third business day preceding February 15, 2005, the last quarterly payment date before the stock purchase date.

        We will enter into a remarketing agreement with a nationally recognized investment banking firm, pursuant to which that firm will agree, as remarketing agent, to use commercially reasonable best efforts to remarket the senior notes that are included in normal units and that are participating in the remarketing at a price equal to at least 100.25% of the remarketing value. It is anticipated that Goldman, Sachs & Co. will be the remarketing agent.

        The "remarketing value" will be equal to the sum of:

  (1)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on that date on each senior note which is included in a normal unit and which is participating in the remarketing, assuming for this purpose, even if not true, that the interest rate on the senior notes remains at the initial rate; and
  (2)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to $25 for each senior note which is included in a normal unit and which is participating in the remarketing.

        For purposes of (1) and (2) above, the value on the remarketing date of the treasury securities will assume that (a) the treasury securities are highly liquid treasury securities maturing on or within 35 days prior to the stock purchase date (as determined in good faith by the remarketing agent in a manner intended to minimize the cash value of the treasury securities) and (b) those treasury securities are valued based on the ask-side price of the treasury securities at a time between 9:00 a.m. and 11:00 a.m., New York City time, selected by the remarketing agent, on the remarketing date (as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the remarketing agent) plus accrued interest to that date.

        The remarketing agent will use the proceeds from the remarketing of the senior notes included in normal units in a successful remarketing described in this section to purchase, in the discretion of the remarketing agent, in open market transactions or at treasury auction, the amount and the types of treasury securities described in (1) and (2) above, which it will deliver through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the holders of the normal units whose senior notes participated in the remarketing. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, to the holders of the normal units participating in the remarketing.

        Alternatively, a holder of normal units may elect not to participate in the remarketing and retain the senior notes underlying those normal units by delivering the treasury securities described in (1) and (2) above, in the amount and the types specified by the remarketing agent, applicable to the holder's senior notes, to the purchase contract agent on the fourth business day prior to the first day of a remarketing period to satisfy its obligations under the related purchase contracts.

        The purchase contract agent will give holders notice of the remarketing, including the specific treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders that elect not to participate in the remarketing, on the seventh business day prior to the first day of a remarketing period. A holder electing not to participate in the remarketing must notify the purchase contract agent of such election and deliver such specified treasury securities to the purchase contract agent not later than 10:00 a.m., New York City time, on the fourth business day prior to the first day of a remarketing period. A holder that notifies the purchase contract agent of such election but does not so deliver the treasury securities and a holder that does not notify the purchase contract agent will be deemed to have elected to participate in the remarketing. On the stock purchase date, the purchase contract agent will apply the cash payments received on the pledged treasury securities to pay the purchase price under the related purchase contracts.

        If, as described above, the remarketing agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then current aggregate market value of all the outstanding senior notes to be equal to at least 100.25% of the remarketing value, assuming, even if not true, that all of the senior notes are held as components of normal units and will be remarketed, and the remarketing agent cannot remarket the senior notes participating in the remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value, determined on the basis of the senior notes being remarketed, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the two immediately following business days. If the remarketing agent cannot establish a reset rate meeting these requirements on either of those days, it will attempt to establish such a reset rate on each of the three business days immediately preceding April 1, 2005. If the remarketing agent cannot establish such a reset rate during that period, it will further attempt to establish such a reset rate on the third business day immediately preceding the stock purchase date. We refer to each of these periods as "remarketing periods" in this prospectus supplement. Any such remarketing will be at a price equal to at least 100.25% of the remarketing value (determined on the basis of the senior notes being remarketed) on the subsequent remarketing date. If the remarketing agent fails to remarket the senior notes underlying the normal units at that price by the end of the third business day immediately preceding the stock purchase date, any holder of normal units that has not otherwise settled its purchase contract in cash by the business day immediately preceding the stock purchase date (but without regard to the notice requirements described below under "—Notice to Settle With Cash") will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of such holder's obligations under the related purchase contract, and we will exercise our rights as a secured party to dispose of such securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase our common stock under the related purchase contract on the stock purchase date. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of the holders of the normal units participating in the remarketing.

        Unless a tax event redemption has occurred or the purchase contracts have been settled early, the obligation of a holder of purchase contracts to pay the purchase price for our common stock under the underlying purchase contracts on the stock purchase date is a non-recourse obligation payable solely out of the proceeds of the senior notes or treasury securities pledged as collateral to secure the purchase obligation. In no event will a holder of a purchase contract be liable for any deficiency between such proceeds and the purchase price for our common stock under the purchase contract.

        We will cause a notice of any failed remarketing period to be published on the fourth business day immediately following such period, by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. We will also release this information by means of Bloomberg and Reuters newswire. In addition, we will request, not later than seven nor more than 15 calendar days prior to the remarketing period, that the depositary (initially The Depository Trust Company) notify its participants holding senior notes, normal units and stripped units of the remarketing period.

Optional Remarketing

        On or prior to the fourth business day immediately preceding the first day of a remarketing period, holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the custodial agent prior to the beginning of a remarketing period, but no earlier than the payment date immediately preceding February 15, 2005. The custodial agent will hold these senior notes in an account separate from the collateral account in which the securities pledged to secure the holders' obligations under the purchase contracts will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw that election on or prior to the fourth business day immediately preceding the first day of the relevant remarketing period.

        On the business day immediately preceding the first day of a remarketing period, the custodial agent will deliver these separate senior notes to the remarketing agent for remarketing. The remarketing agent will use commercially reasonable best efforts to remarket the separately held senior notes included in the remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value, determined on the basis of the separately held senior notes being remarketed. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds, if any, for payment to such participating holders.

        If, as described above, the remarketing agent cannot remarket the senior notes during a remarketing period, the remarketing agent will promptly return the senior notes to the custodial agent to release to the holders following the conclusion of that period.

Early Settlement

        At any time not later than 10:00 a.m., New York City time, on the seventh business day prior to May 15, 2005, a holder of units may settle the related purchase contracts by delivering to the purchase contract agent immediately available funds in an amount equal to $25 multiplied by the number of purchase contracts being settled. Holders may settle the related purchase contracts early only in integral multiples of 40.

        No later than the third business day after an early settlement, we will issue, and the holder will be entitled to receive, 0.5364 shares of our common stock for each unit early settled, regardless of the market price of our common stock on the date of early settlement, subject to adjustment under the circumstances described under "—Anti-dilution Adjustments" below. At that time, the holder's right to receive future contract adjustment payments and any deferred contract adjustment payments will terminate. The holder will also receive the senior notes or treasury securities underlying those units.

Notice to Settle with Cash

        Unless the treasury securities have replaced the senior notes as a component of normal units as a result of a successful remarketing of the senior notes, a tax event redemption has occurred or the purchase contract has been settled early or otherwise terminated, a holder of normal units may settle the related purchase contract with separate cash prior to 11:00 a.m., New York City time, on the business day immediately preceding the stock purchase date. A holder of a normal unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the normal unit certificate evidencing the normal unit at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the stock purchase date. If a holder who has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent prior to 11:00 a.m., New York City time, on the business day immediately preceding the stock purchase date, such holder will be deemed to have directed us to retain the related senior note in full satisfaction of the holder's obligation to purchase shares of our common stock under the related purchase contract.

Early Settlement Upon Cash Merger

        Prior to the stock purchase date, if we are involved in a merger, acquisition or consolidation in which at least 30% of the consideration for our common stock consists of cash or cash equivalents ("cash merger"), then on or after the date of the cash merger each holder of the units will have the right to accelerate and settle the related purchase contract at the settlement rate in effect immediately before the cash merger. We refer to this right as the "merger early settlement right." We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be not less than 20 nor more than 30 days after the date of the notice, on which the merger early settlement will occur and a date by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, on or one business day before the early settlement date, the certificate evidencing your units, if the units are held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier's check. If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time. You will also receive the senior notes or treasury securities underlying those units. If you do not elect to exercise your merger early settlement right, your units will remain outstanding and continue to be subject to normal settlement on the stock purchase date.

Anti-dilution Adjustments

        The formula for determining the settlement rate and the number of shares of our common stock to be delivered upon an early settlement may be adjusted, without duplication, if certain events occur, including:

  (1)
  the payment of a stock dividend or other distributions on our common stock;

  (2)
  the issuance to all holders of our common stock of rights or warrants, other than any dividend reinvestment, share purchase or similar plans, entitling them to subscribe for or purchase our common stock at less than the current market price (as defined below);

  (3)
  subdivisions, splits and combinations of our common stock;

  (4)
  distributions to all holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash or in connection with a "spin-off" as described below);

  (5)
  distributions (other than regular quarterly cash dividends) consisting exclusively of cash to all holders of our common stock in an aggregate amount that, when combined with (a) other all-cash distributions (other than regular quarterly cash dividends) made within the preceding 12 months and (b) the cash and the fair market value, as of the date of expiration of the tender or exchange offer referred to below, of the consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or a subsidiary of ours for our common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization (such aggregate market capitalization being the product of the current market price of our common stock multiplied by the number of shares of common stock then outstanding) on the date fixed for the determination of stockholders entitled to receive such distribution; and

  (6)
  the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock that involves an aggregate consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or a subsidiary of ours for our common stock concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions (other than regular quarterly cash dividends) to all holders of our common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the date of expiration of such tender or exchange offer.

        The "current market price" per share of our common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 20 trading days before, and ending not later than, the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, means the first date on which our common stock trades without the right to receive the issuance or distribution.

        In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of units, become a contract to purchase only the kind and amount of such securities, cash or property instead of our common stock. In such event, on the stock purchase date the settlement rate then in effect will be applied to the value on the stock purchase date of the securities, cash or property a holder would have received if it had held the shares covered by the purchase contract when the applicable transaction occurred. Holders have the right to settle their obligations under the purchase contracts early in the event of certain cash mergers as described under "—Early Settlement Upon Cash Merger."

        If at any time we make a distribution of property to our common stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes (that is, distributions, evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock), and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may be deemed to be the receipt of taxable income to holders of units. See "U.S. Federal Income Tax Consequences—Purchase Contracts—Adjustment to Settlement Rate."

        In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the settlement rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

  •
  the settlement rate by

  •
  a fraction, the numerator of which is the current market price of our common stock plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock and the denominator of which is the current market price of our common stock.

        The adjustment to the settlement rate under the preceding paragraph will occur on the date that is the earlier of:

  •
  the tenth trading day following the effective date of the spin-off and

  •
  the date of the securities being offered in the initial public offering of the spin-off, if that initial public offering is effected simultaneously with the spin-off.

        For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

        In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

        If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

        In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

        Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not increase or decrease the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

        We will be required, as soon as practicable following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the purchase contract agent of the occurrence of that event. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

        Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of our common stock issuable upon early settlement of a purchase contract.

Pledged Securities and Pledge Agreement

        The senior notes or treasury securities underlying the units will be pledged to the collateral agent for our benefit. Under the pledge agreement, the pledged securities will secure the obligations of holders of units to purchase our common stock under the purchase contract. A holder of a unit cannot separate or separately transfer the purchase contract from the pledged securities underlying the unit. Your rights to the pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the units from the pledge arrangement except:

  •
  to substitute specified treasury securities for the related pledged senior notes or other pledged treasury securities in order to create a stripped unit;

  •
  to substitute senior notes or specified treasury securities for the related pledged treasury securities upon the recreation of a normal unit;

  •
  upon delivering specified treasury securities when electing not to participate in a remarketing; or

  •
  upon the termination or early settlement of the purchase contracts.

        Subject to our security interest and the terms of the purchase contract agreement and the pledge agreement:

  •
  each holder of normal units that include senior notes will retain ownership of the senior notes and will be entitled through the purchase contract agent and the collateral agent to all of the rights of a holder of the senior notes, including interest payments, voting, redemption and repayment rights; and

  •
  each holder of units that include treasury securities will retain ownership of the treasury securities.

        We will have no interest in the pledged securities other than our security interest.

Quarterly Payments on Pledged Securities

        The collateral agent, upon receipt of quarterly payments on the pledged securities underlying the normal units, will distribute those payments to the purchase contract agent, which will, in turn, distribute that amount to persons who were the holders of normal units on the record date for the payment. As long as the normal units remain in book-entry only form, the record date for any payment will be one business day before the relevant payment date.

Termination of Purchase Contracts

        The purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive accumulated contract adjustment payments or deferred contract adjustment payments and obligations to purchase our common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

        Upon such a termination of the purchase contracts, the collateral agent will release the securities held by it to the purchase contract agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the federal bankruptcy code, a delay in the release of the pledged senior notes or treasury securities may occur as a result of the imposition of an automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return your collateral to you.

The Purchase Contract Agreement

        Distributions on the units will be payable, purchase contracts will be settled and transfers of the units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the units do not remain in book-entry only form, payment of distributions on the units may be made, at our option, by check mailed to the address of the persons shown on the unit register.

        If any quarterly payment date or the stock purchase date is not a business day, then any payment or settlement required to be made on that date will be made on the next business day (and so long as the payment is made on the next day that is a business day, without any interest or other payment on account of any such delay), except that, in the case of a payment, if the next business day is in the next calendar year, the payment will be made on the prior business day with the same force and effect as if made on the payment date.

        If your units are held in certificated form and you fail to surrender the certificate evidencing your units to the purchase contract agent on the stock purchase date, the shares of our common stock issuable in settlement of the related purchase contracts will be registered in the name of the purchase contract agent. These shares, together with any distributions on them, will be held by the purchase contract agent as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        If your units are held in certificated form and (1) the purchase contracts have terminated prior to the stock purchase date, (2) the related pledged securities have been transferred to the purchase contract agent for distribution to the holders and (3) you fail to surrender the certificate evidencing your units to the purchase contract agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the purchase contract agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

        The purchase contract agent will not be required to invest or to pay interest on any amounts held by it before distribution.

        No service charge will be made for any registration of transfer or exchange of the units, except for any applicable tax or other governmental charge.

Modification

        The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for, among other things, the following purposes:

  •
  to evidence the succession of another person to our obligations;

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  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created under the pledge agreement;
  •
  to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, custodial agent or securities intermediary; or
  •
  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders.

        The purchase contract agreement, the pledge agreement and the purchase contracts may be amended or modified with the consent of the holders of a majority of the units at the time outstanding. However, no modification or amendment may, without the consent of the holder of each outstanding unit affected by the modification or amendment:

  •
  change any payment date;
  •
  change the amount or type of pledged securities required to be pledged to secure obligations under the units, impair the right of the holder of any units to receive distributions on the pledged securities underlying the units or otherwise materially adversely affect the holder's rights in or to the pledged securities;
  •
  reduce any contract adjustment payment or change the place or currency of that payment or increase any amounts payable by holders in respect of the units or decrease any other amounts receivable by holders in respect of the units;
  •
  impair the right to institute suit for the enforcement of any purchase contract or the right to receive any contract adjustment payments;
  •
  reduce the number of shares of common stock purchasable under any purchase contract, increase the price to purchase shares of common stock on settlement of any purchase contract, change the stock purchase date or otherwise materially adversely affect the holder's rights under any purchase contract; or
  •
  reduce the above stated percentage of outstanding units the consent of whose holders is required for the modification or amendment of the provisions of the purchase contract agreement, the pledge agreement or the purchase contracts.

No Consent to Assumption

        Each holder of units, by acceptance of these securities, will under the terms of the purchase contract agreement and the units be deemed expressly to have withheld any consent to assumption (i.e. affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the federal bankruptcy code.

Consolidation, Merger, Sale or Conveyance

        We will agree in the purchase contract agreement that we will not (1) merge with or into or consolidate with any other entity or (2) sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity unless:

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  we are the continuing entity or the successor entity organized under the laws of the United States of America or any state or the District of Columbia;
  •
  the successor entity expressly assumes our obligations under the purchase contract agreement, the pledge agreement, the purchase contracts and the remarketing agreement; and

  •
  we or the successor entity is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of our or its obligations under the purchase contract agreement, the pledge agreement, the purchase contracts or the remarketing agreement.

Title

        We, the purchase contract agent and the collateral agent and any agent of ours, the purchase contract agent and the collateral agent may treat the registered holder of any units as the absolute owner of those units for the purpose of making payment and settling the related purchase contracts and for all other purposes regardless of any notice to the contrary.

Defaults under the Purchase Contract Agreement

        Within 30 days after the occurrence of any default by us in any of our obligations under the purchase contract agreement of which a responsible officer of the purchase contract agent (as defined in the purchase contract agreement) has actual knowledge, the purchase contract agent will give notice of such default to the holders of the units unless such default has been cured or waived.

        The purchase contract agent is not required to enforce any of the provisions of the purchase contract agreement against us. Each holder of units shall have the right to institute suit for the enforcement of any payment of contract adjustment payments then due and payable and the right to purchase our common stock as provided in such holder's purchase contract and generally exercise any other rights and remedies provided by law.

        The holders of a majority of the outstanding purchase contracts voting as one class may waive any past default by us and its consequences, except a default (a) in any payment on any unit or (b) in respect of a provision of the purchase contract agreement which cannot be modified or amended without the consent of the holder of each outstanding unit affected.

        The Trust Indenture Act of 1939 requires us to provide annually to the purchase contract agent a certificate of one of our principal officers as to our compliance with all conditions and covenants in the purchase contract agreement.

Governing Law

        The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by New York law.

Book-Entry System

        The Depository Trust Company ("DTC" or the "depositary") will act as securities depositary for the units. The units will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully-registered global security certificates, representing the total aggregate number of units, will be issued and deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. Those laws may impair the ability to transfer beneficial interests in the units so long as the units are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, bank and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly, collectively referred to as indirect participants. The rules applicable to the depositary and its direct participants and indirect participants are on file with the SEC.

        No units represented by global security certificates may be exchanged in whole or in part for units registered, and no transfer of global security certificates will be made in whole or in part for units registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless, however, the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates, or we have elected to terminate the book-entry system through the depositary. All units represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all units represented by those certificates for all purposes under the units and the purchase contract agreement, except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the units represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of units certificates in exchange and will not be considered to be the owners or holders of the global security certificates or any units represented by those certificates for any purpose under the units or the purchase contract agreement. All payments on the units represented by the global security certificates and all related transfers and deliveries of senior notes, treasury securities and common stock will be made to the depositary or its nominee as their holder.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participant with respect to interests of persons held by the participants on their behalf.

        Procedures for settlement of purchase contracts on the stock purchase date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

        Neither we nor any of our agents, nor the purchase contract agent nor any of its agents, will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Replacement of Units Certificates

        If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the purchase contract agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the purchase contract agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        We, however, are not required to issue any certificates representing units on or after the business day immediately preceding the earlier of the stock purchase date or the date the purchase contracts terminate. In place of the delivery of a replacement certificate following the stock purchase date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the units evidenced by the certificate, or, if the purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities related to the units evidenced by the certificate.

Information Concerning the Purchase Contract Agent

        The Bank of New York will initially act as purchase contract agent. The purchase contract agent will act as the agent and attorney-in-fact for the holders of units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary authority in connection with a default under the terms of the purchase contract agreement, the pledge agreement, the purchase contract or the pledged securities.

        The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. Resignation or replacement of the purchase contract agent would be effective upon the appointment of a successor.

        The purchase contract agent and its affiliates is one of a number of banks with which we and our subsidiaries maintain various banking and trust relationships.

Information Concerning the Collateral Agent

        BNY Trust Company of Missouri will initially act as collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the units except for the obligations owed by a pledgee of property to the owner thereof under the pledge agreement and applicable law.

        The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. Resignation or replacement of the collateral agent would be effective upon the appointment of a successor.

        The collateral agent and its affiliates is one of a number of banks with which we and our subsidiaries maintain various banking and trust relationships.

Miscellaneous

        The purchase contract agreement will provide that we will pay all fees and expenses related to:

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  the offering of the units;
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  the retention of the collateral agent;
  •
  the enforcement by the purchase contract agent of the rights of the holders of the units; and
  •
  with certain exceptions, stock transfer and similar taxes attributable to the initial issuance and delivery of our common stock upon settlement of the purchase contracts.

        Should you elect to create stripped units or recreate normal units, you will be responsible for any fees or expenses payable in connection with the substitution of the applicable pledged securities, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

        The senior notes are to be issued under our senior indenture dated as of December 1, 2001 between Ameren and The Bank of New York, as trustee. A copy of the senior indenture is on file with the SEC and may be obtained by accessing the internet address provided or contacting us as described under "Where You Can Find More Information" in the accompanying prospectus. The following description is not complete, and we refer you to the senior indenture and the instrument establishing the senior notes, which will govern your rights as a holder of senior notes. You should read the senior indenture and that instrument carefully to fully understand the terms of the senior notes. In addition, to the extent that the following description is not consistent with that contained in the accompanying prospectus under "Description of Debt Securities," you should rely on this description.

General

        The title of the senior notes will be Notes due May 15, 2007. The senior notes will mature on May 15, 2007. The senior notes will initially pay interest at the annual rate of 5.20% on each February 15, May 15, August 15 and November 15, commencing on May 15, 2002, for quarterly payments due on or before February 15, 2005. The senior notes will bear interest from the original issuance date. If the senior notes are successfully remarketed, they will pay interest at the reset rate from the date on which they are successfully remarketed until they mature on May 15, 2007. If the remarketing agent cannot establish a reset rate meeting the requirements described under "Description of the Equity Security Units—Remarketing," the remarketing agent will not reset the interest rate on the senior notes and the reset rate will continue to be the initial annual rate of 5.20%, until the remarketing agent can establish such a reset rate on a later date no later than the third business day prior to the stock purchase date. The senior notes are not redeemable prior to their stated maturity except as described below and will not have the benefit of a sinking fund.

        The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the senior notes is not a business day, the payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that, if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

        The senior notes will be issued in denominations of $25 and integral multiples of $25. Principal and interest with respect to senior notes will be payable, the transfer of senior notes will be registrable and senior notes will be exchangeable for senior notes of a like aggregate principal amount in denominations of $25 and integral multiples of $25, at the office or agency maintained by us for this purpose in New York City. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

        The trustee will initially be the security registrar and the paying agent for the senior notes. All transactions with respect to the senior notes, including registration, transfer and exchange of the senior notes, will be handled by the security registrar at an office in New York City designated by us. We have initially designated the corporate trust office of the trustee as that office. In addition, holders of the senior notes should address any notices to us regarding the senior notes to that office. We will notify holders of the senior notes of any exchange in the location of that office.

        Payment of the principal and interest on the senior notes will rank equally with all of our other unsecured and unsubordinated debt. As of December 31, 2001, we had approximately $558 million of indebtedness, including $150 million of senior debt securities outstanding under the senior indenture, that would have ranked equally with the senior notes. In January 2002, we issued an additional $100 million of senior debt securities under the senior indenture, the net proceeds of which were used to repay a portion of our short-term debt. In addition, we have been granted authority by the SEC under the Public Utility Holding Company Act of 1935 to issue up to $1.5 billion of guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts. The senior indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

        We may, without the consent of the holders of the senior notes, create and issue additional debt securities ranking equally with the senior notes and otherwise similar in all respects so that such further debt securities would be consolidated and form a single series of debt securities.

        Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the senior notes, are dependent upon the earnings of our subsidiaries and distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the senior notes or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31, 2001, our subsidiaries had approximately $3.3 billion of aggregate outstanding debt and preferred stock.

        There are no provisions in either the senior indenture or the senior notes that protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change of control.

Remarketing

        The senior notes will be remarketed as described under "Description of the Equity Security Units—Remarketing."

Optional Remarketing

        Under the remarketing agreement, on or prior to the fourth business day immediately preceding the first day of a remarketing period, holders of senior notes that are not included in normal units may elect to have their senior notes remarketed in the same manner as senior notes that are included in normal units by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their notes remarketed will also have the right to withdraw the election on or prior to the fourth business day immediately preceding the first day of the relevant remarketing period.

Tax Event Redemption

        If a tax event occurs and is continuing, we may, at our option, redeem the senior notes in whole, but not in part, at any time at a price, which we refer to as the "redemption price," equal to, for each senior note, the redemption amount referred to below plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on senior notes which are due and payable on or prior to a redemption date will be payable to holders of the senior notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the senior notes, the proceeds of the redemption will be payable in cash to the holders of the senior notes. If a tax event redemption occurs prior to a successful remarketing of the senior notes, the redemption price for the senior notes forming part of normal units at the time of the tax event redemption will be distributed to the collateral agent, who in turn will purchase the applicable treasury portfolio described below on behalf of the holders of normal units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The treasury portfolio will be substituted for the redeemed senior notes and will be pledged to the collateral agent to secure the obligations of the holders of the normal units to purchase shares of our common stock under the purchase contracts.

        "Tax event" means the receipt by Ameren of an opinion of nationally recognized tax counsel experienced in such matters (which may be Thelen Reid & Priest LLP) to the effect that there is more than an insubstantial risk that interest payable by us on the senior notes on the next interest payment date will not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change, or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement.

        If a tax event redemption occurs prior to a successful remarketing of the senior notes, the treasury portfolio to be purchased on behalf of the holders of the normal units will consist of a portfolio of zero-coupon U.S. treasury securities consisting of interest or principal strips of U.S. treasury securities that mature on or prior to the stock purchase date in an aggregate amount equal to the aggregate principal amount of the senior notes included in the normal units on the tax event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or before May 15, 2005, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes on that date if the interest rate of the senior notes were not reset on the applicable remarketing date. These treasury securities are non-callable by us.

        Solely for purposes of determining the treasury portfolio purchase price in the case of a tax event redemption date occurring after a successful remarketing of the senior notes, "treasury portfolio" shall mean a portfolio of zero-coupon U.S. treasury securities consisting of principal or interest strips of U.S. treasury securities that mature on or prior to May 15, 2007 in an aggregate amount equal to the aggregate principal amount of the senior notes outstanding on the tax event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and no later than May 15, 2007, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes outstanding on the tax event redemption date.

        "Redemption amount" means for each senior note the product of the principal amount of the senior note and a fraction whose numerator is the treasury portfolio purchase price and whose denominator is, in the case of a tax event redemption occurring prior to a successful remarketing of the senior notes, the aggregate principal amount of senior notes included in normal units, and in the case of a tax event redemption date occurring after a successful remarketing of the senior notes, the aggregate principal amount of the senior notes. Depending on the amount of the treasury portfolio purchase price, the redemption amount could be less than or greater than the principal amount of the senior notes.

        "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

        "Quotation agent" means each of Goldman, Sachs & Co. or Lehman Brothers Inc. or any of their respective successors or any other primary U.S. government securities dealer in New York City selected by us.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the senior notes. In the event any senior notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the senior notes to be redeemed.

Book-Entry and Settlement

        Senior notes that are released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates, which we refer to as "global securities," registered in the name of the depositary or its nominee. Except as provided below and except upon recreation of normal units, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the senior indenture) thereof for any purpose under the senior indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the senior indenture.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

        In the event that

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depository has been appointed within 90 days after this notice, or
  •
  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or
  •
  we determine in our sole discretion that we will no longer have debt securities represented by global securities or permit any the global security certificates to be exchangeable or an event of default under the senior indenture has occurred and is continuing, certificates for the notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the units, the senior notes, treasury securities and purchase contracts that are or may be the components of a unit, and shares of our common stock acquired under a purchase contract. This discussion only applies to U.S. holders who purchase units in the initial offering at their original offering price and hold the units, senior notes, treasury securities, purchase contracts and shares of our common stock as capital assets (generally, assets held for investment). For purposes of this discussion, the term "U.S. holder" means an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other entity or person generally subject to U.S. federal income tax on a net income basis. This discussion is based upon the Internal Revenue Code of 1986 as amended (the "Code"), treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding units, senior notes or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, or (3) persons whose functional currency is not the U.S. dollar). In addition, this discussion does not address alternative minimum taxes or any state, local or foreign tax laws. Prospective investors that are not U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in units, including the potential application of U.S. withholding taxes.

        No statutory, administrative or judicial authority directly addresses the treatment of units or instruments similar to units for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described herein. Prospective investors are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of units, senior notes, treasury securities, purchase contracts and shares of our common stock acquired under a purchase contract in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Normal Units

        Allocation of Purchase Price.    A U.S. holder's acquisition of a normal unit will be treated as the acquisition of a unit consisting of two components, the senior note and the related purchase contract. The purchase price of each unit will be allocated between the senior note and the purchase contract constituting the unit, in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax basis in the senior note and the purchase contract. We expect to report the fair market value of each senior note as $25.00 and the fair market value of each purchase contract as $0.00. This position will be binding on each U.S. holder (but not on the IRS) unless such U.S. holder explicitly discloses a contrary position on a statement attached to such U.S. holder's timely filed U.S. federal income tax return for the taxable year in which a unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for a unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of a unit will be respected for U.S. federal income tax purposes.

        Ownership of Senior Notes or Treasury Securities.    For U.S. federal income tax purposes, a U.S. holder will be treated as owning the senior notes or treasury securities constituting a part of the units owned. We (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the senior notes or treasury securities constituting a part of the units as owned by such U.S. holder for all tax purposes, and the remainder of this discussion assumes such treatment. The U.S. federal income tax consequences of owning the senior notes or treasury securities are discussed below (see "—Senior Notes," "—Stripped Units" and "—Treasury Securities Purchased on Remarketing or a Tax Event Redemption").

        Sales, Exchanges or Other Taxable Dispositions of Units.    If a U.S. holder sells, exchanges or otherwise disposes of units in a taxable disposition, such U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and the senior note (or treasury securities) that constitute such unit. The proceeds realized on such disposition will be allocated among the purchase contract and the senior note (or treasury securities) in proportion to their respective fair market values. As a result, as to each of the purchase contract and the senior note (or treasury securities), a U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the senior note (or treasury securities) and such U.S. holder's adjusted tax basis in the purchase contract and the senior note (or treasury securities), except that amounts received by a taxpayer who uses a cash method of tax accounting will be treated as ordinary interest income to the extent of accrued but unpaid interest on treasury securities not previously taken into income. For treatment of amounts received with respect to contract adjustment payments or deferred contract adjustment payments, see "—Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments" below.

        In the case of the purchase contract and the treasury securities, such gain or loss generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder held the units for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. The rules governing the determination of the character of gain or loss on the disposition of a senior note are summarized below under "—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes." Because gain or loss on the disposition of a senior note generally should be treated as ordinary interest income or ordinary loss, disposition of a unit consisting of a purchase contract and a senior note before the interest reset date may give rise to capital gain or loss on the purchase contract and ordinary income or loss on the senior note, which must be reported separately for U.S. federal income tax purposes.

        If the sale, exchange or other disposition of a unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the senior note (or treasury securities) in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder's obligations under the related purchase contract. Because, as discussed below, any gain on the disposition of a senior note prior to the interest reset date generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to offset such interest income with a loss on the purchase contract may be limited. U.S. holders should consult their tax advisors regarding a disposition of a unit at a time when the purchase contract has a negative value.

Senior Notes

        Classification of the Senior Notes.    In connection with the issuance of the senior notes, our special tax counsel, Thelen Reid & Priest LLP, will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in the opinion, the senior notes will be classified as indebtedness for U.S. federal income tax purposes. We (under the terms of the senior notes) and each U.S. holder (by acquiring senior notes) agree to treat the senior notes as our indebtedness for all tax purposes.

        Original Issue Discount.    Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in the applicable treasury regulations. We intend to treat the senior notes in that manner, and the remainder of this discussion assumes that the senior notes will be so treated for U.S. federal income tax purposes.

        As discussed more fully below, the effects of applying such method will be (1) to require each U.S. holder, regardless of such holder's usual method of tax accounting, to use an accrual method with respect to the interest income on the senior notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments actually received for all accrual periods through February 15, 2005, and possibly for accrual periods thereafter, and (3) generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of the senior notes. (See "—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes" below.)

        A U.S. holder will be required to accrue original issue discount on a constant yield to maturity basis based on the "comparable yield" of the senior notes. The comparable yield of the senior notes generally will be the rate at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to the senior notes. We have determined that the comparable yield is 6.05% and the projected payments are $0.26 on May 15, 2002, $0.33 for each subsequent quarter ending prior to May 15, 2005 and $0.46 for each quarter ending on or after May 15, 2005. We have also determined that the projected payment for the senior notes, per $25 of principal amount, at the maturity date is $25.46 (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

        The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note (adjusted for the length of the accrual period) by the senior note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each unit described above (see "—Normal Units—Allocation of Purchase Price"), the adjusted issue price of each senior note, per $25 of principal amount, at the beginning of the first accrual period will be $25, and the adjusted issue price of each senior note at the beginning of each subsequent accrual period will be equal to $25, increased by any original issue discount previously accrued by such U.S. holder on such senior note and decreased by the amount of projected payments on such senior note through such date. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that such U.S. holder holds the senior note.

        If, after the date on which the interest rate on the senior notes is reset, the remaining amounts of principal and interest payable differ from the payments set forth on the projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account by such U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as an adjustment for that period.

        A U.S. holder is generally bound by the comparable yield and projected payment schedule provided by us under the terms of the units. If a U.S. holder decides to use its own comparable yield and projected payment schedule, it must explicitly disclose this fact and the reason that it has used its own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to the U.S. holder's timely filed U.S. federal income tax return for the taxable year that includes the date of its acquisition of the senior notes. The comparable yield and projected payment schedule are supplied by us solely for computing income under the noncontingent bond method for U.S. federal income tax purposes and do not constitute projections or representations as to the amounts that such U.S. holder will actually receive as a result of owning senior notes or units.

        Tax Basis in Senior Notes.    A U.S. holder's tax basis in a senior note will be equal to the portion of the purchase price for the units allocated to the senior notes as described above (see "—Normal Units—Allocation of Purchase Price"), increased by the amount of original issue discount included in income with respect to the senior note and decreased by the amount of projected payments with respect to the senior note through the computation date.

        Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes.    A U.S. holder will recognize gain or loss on a disposition of senior notes (including a redemption for cash or upon the remarketing thereof) in an amount equal to the difference between the amount realized by such U.S. holder on the disposition of the senior notes and such U.S. holder's adjusted tax basis in such senior notes. Selling expenses incurred by such U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. holder upon a disposition of senior notes. Gain recognized on the disposition of a senior note prior to the date on which the interest rate on the senior notes is reset will be treated as ordinary interest income. Loss recognized on the disposition of a senior note prior to the interest rate reset date will be treated as ordinary loss to the extent of such U.S. holder's prior inclusions of original issue discount on the senior note. Any loss in excess of such amount will be treated as a capital loss. In general, gain recognized on the disposition of a senior note on or after the interest rate reset date will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for the senior note. Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

        Acquisition of Our Common Stock Under a Purchase Contract.    A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in exchange for such fractional share. A U.S. holder's aggregate initial tax basis in the common stock acquired under a purchase contract should generally equal the purchase price paid for such common stock, plus the properly allocable portion of such U.S. holder's adjusted tax basis (if any) in the purchase contract (see "—Normal Units—Allocation of Purchase Price"), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock acquired under a purchase contract will commence on the day following the acquisition of such common stock.

        Early Settlement of Purchase Contract.    The purchase of our common stock on early settlement of a purchase contract will be taxed as described above. A U.S. holder of units will not recognize gain or loss on the return of such U.S. holder's proportionate share of senior notes or treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis and holding period in such senior notes or treasury securities as before such early settlement.

        Termination of Purchase Contract.    If a purchase contract terminates, a U.S. holder of units will recognize gain or loss equal to the difference between the amount realized (if any) and such U.S. holder's adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such gain or loss will be capital and generally will be long-term capital gain or loss if the U.S. holder held the purchase contract for more than one year prior to such termination. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder's proportionate share of senior notes or treasury securities upon termination of the purchase contract and such U.S. holder will have the same adjusted tax basis and holding period in such senior notes or treasury securities as before such termination.

        Adjustment to Settlement Rate.    A U.S. holder of units might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder's proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of units even though such U.S. holder would not receive any cash related thereto.

        Contract Adjustment Payments and Deferred Contract Adjustment Payments.    There is no direct authority addressing the treatment, under current law, of the contract adjustment payments or deferred contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with such U.S. holder's regular method of tax accounting. To the extent we are required to file information returns with respect to the contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis.

        The treatment of contract adjustment payments and deferred contract adjustment payments could affect a U.S. holder's adjusted tax basis in a purchase contract or shares of our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or disposition of a unit or the termination of a purchase contract. In particular,

  •
  amounts received on a sale or disposition of a unit or on termination of a purchase contract with respect to any accrued but unpaid contract adjustment payments or deferred contract adjustment payments that have not been included in a U.S. holder's income may be treated as ordinary income,

  •
  any contract adjustment payments or deferred contract adjustment payments that have been included in a U.S. holder's income, but that have not been paid to such U.S. holder, should increase such U.S. holder's adjusted tax basis in the purchase contract, and

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  any contract adjustment payments or deferred contract adjustment payments that have been paid to a U.S. holder, but that have not been included in such U.S. holder's income, should either reduce such U.S. holder's adjusted tax basis in the purchase contract or result in an increase in the amount realized on a termination or disposition of the purchase contract.

Common Stock

        Any distribution on our common stock paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. Any such dividend will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.

        Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder's adjusted tax basis in our common stock (see "—Purchase Contracts—Acquisition of Our Common Stock Under a Purchase Contract"). Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation.

Stripped Units

        Substitution of Treasury Securities to Create Stripped Units.    A U.S. holder of normal units who delivers treasury securities to the collateral agent in substitution for senior notes or other pledged securities generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the senior notes or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such treasury securities and senior notes or other pledged securities, and the purchase contract will not be affected by such delivery and release. In general, a U.S. holder will be required for U.S. federal income tax purposes to recognize original issue discount on the treasury securities on a constant yield basis, or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with such U.S. holder's normal method of accounting. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so delivered to the collateral agent.

        Substitution of Senior Notes to Recreate Normal Units.    A U.S. holder of stripped units who delivers senior notes to the collateral agent in substitution for pledged treasury securities generally will not recognize gain or loss upon the delivery of such senior notes or the release of the pledged treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged treasury securities and such senior notes. Such U.S. holder's tax basis in the senior notes, the pledged treasury securities and the purchase contract will not be affected by such delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so released to them.

Treasury Securities Purchased on Remarketing or a Tax Event Redemption

        A remarketing or a tax event redemption will be a taxable event for U.S. holders, which will be subject to tax in the manner described above under "—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes."

        Ownership of Treasury Securities.    In the event of a remarketing of the senior notes or a tax event redemption prior to the stock purchase date, we (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the U.S. holder's share of the treasury securities constituting a part of its units as owned by the U.S. holder for U.S. federal income tax purposes. In such a case, the U.S. holder will be required to include in income any amount earned on such pro rata portion of the treasury securities for U.S. federal income tax purposes. The remainder of this discussion assumes that U.S. holders will be treated as the owners of their share of the treasury securities constituting a part of such units for U.S. federal income tax purposes.

        Interest Income and Original Issue Discount.    In the event of a tax event redemption prior to the stock purchase date, the treasury securities will, and in the event of a remarketing of the senior notes, the treasury securities may, consist of stripped U.S. treasury securities. Following a tax event redemption prior to the stock purchase date or a remarketing of the senior notes, U.S. holders will be required to treat their pro rata portion of each stripped U.S. treasury security as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. treasury securities and that has original issue discount equal to their pro rata portion of the excess of the amounts payable on such U.S. treasury securities over the value of the U.S. treasury securities at the time the collateral agent acquires them on behalf of U.S. holders. U.S. holders will be required to include such original issue discount (but not acquisition discount on short-term U.S. treasury securities as described below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of their regular method of tax accounting. To the extent that a payment from the treasury securities made in respect of a scheduled interest payment on a remarketed or redeemed senior note exceeds the amount of such original issue discount, such payment will be treated as a return of a U.S. holder's investment in the treasury securities and will not be considered current income for U.S. federal income tax purposes.

        In the case of any U.S. treasury security with a maturity of one year or less from the date of its issue, U.S. holders will generally be required to include acquisition discount in income as it accrues only if they are accrual basis taxpayers. U.S. holders that are accrual basis taxpayers will generally accrue such acquisition discount on a straight-line basis, unless they make an election to accrue such acquisition discount on a constant yield to maturity basis.

        Tax Basis of U.S. Holders in their Share of Treasury Securities.    The initial tax basis of U.S. holders in their share of treasury securities will equal their pro rata portion of the amount paid by the collateral agent for the treasury securities. A U.S. holder's adjusted tax basis in its share of the treasury securities will be increased by the amount of original issue discount included in income with respect thereto and decreased by the amount of cash received in respect of its share of the treasury securities.

        Sales, Exchanges or Other Dispositions of a U.S. Holder's Share of Treasury Securities. U.S. holders that obtain the release of their share of the treasury securities and subsequently dispose of such interest will recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such U.S. holders' adjusted tax basis in the treasury securities.

Backup Withholding Tax and Information Reporting

        Unless a U.S. holder is an exempt recipient, such as a corporation, payments under units, senior notes, purchase contracts, treasury securities or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from the sale of units, senior notes, purchase contracts, treasury securities or common stock, may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply accurate taxpayer identification numbers or otherwise fail to comply with applicable U.S. information reporting or certification requirements. The U.S. federal backup withholding tax rate for 2002 is 30% and is scheduled to be reduced gradually to 28% by the year 2006 for payments made prior to taxable years beginning after December 31, 2010. Any amounts so withheld generally will be allowed as a credit against the U.S. holder's U.S. federal income tax liability.

ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition, holding and disposition of units (and the securities underlying such units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "similar laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "plan").

        This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan. Plans may purchase units (and the securities underlying such units) subject to the investing fiduciary's determination that the investment satisfies ERISA's fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the plan.

        In considering an investment in the securities of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the plan including, without limitation, the prudence, diversification, exclusive benefit delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

        Any insurance company proposing to invest assets of its general account in the securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. In addition, such potential investor should consider the effect of any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The units (and the securities underlying such units) will be deemed to constitute "plan assets" and the acquisition, holding and disposition of the units (and the securities underlying such units) may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, if Ameren, the seller or the purchaser is a party in interest or disqualified person with respect to such plan, unless an exemption is available. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to these transactions. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment trust partnerships, PTCE 95-60 respecting life insurance company general accounts, PTCE 96-23 respecting transactions determined by in-house asset managers, and PTCE 75-1 respecting principal transactions by a broker-dealer. Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of plans which consider purchasing units (and the securities underlying such units) in reliance on these or any other PTCEs should carefully review such PTCE to assure it is applicable.

        Accordingly, by its purchase of the units (and the securities underlying such units), each holder, and the fiduciary of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the units (and the securities underlying such units) through and including the date of disposition of the satisfaction of its obligation under the purchase contract and the disposition of any such unit (and any security underlying such unit) either (i) that it is not a plan or (ii) that the acquisition, holding and the disposition of any unit (and any security underlying such unit) by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws unless an exemption is available with respect to such transactions and the conditions of such exemption have been satisfied.

        In addition, no plan will be permitted to participate in the remarketing program unless and until such plan provides the remarketing agent with assurances, reasonably satisfactory to the remarketing agent, that such participation in the remarketing program will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws for which an exemption is not available.

        Any plan or other entity whose assets include plan assets subject to ERISA, Section 4975 of the Code or substantially similar federal, state or local law should consult their own ERISA and tax advisors and/or counsel regarding the consequences of an investment in the units (and the securities underlying such units).

        The sale of units (and the securities underlying such units) shall not be deemed a representation by Ameren that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

UNDERWRITING

        Ameren and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of units set forth in the following table.

Underwriters	Number of Units
Goldman, Sachs & Co.	6,900,000
Lehman Brothers Inc.	2,580,000
Banc of America Securities LLC	1,260,000
J.P. Morgan Securities Inc.	1,260,000

Total	12,000,000

        The underwriters are committed to take and pay for all of the units being offered, if any are taken, other than the units covered by the option described below unless and until this option is exercised.

        If the underwriters sell more units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 1,800,000 units from Ameren to cover such sales. The underwriters may exercise that option within 13 days from the date of this prospectus supplement. If any units are purchased pursuant to this option, the underwriters will severally purchase units in approximately the same proportions as set forth above.

        The following table summarizes the underwriting discounts and commissions to be paid to the underwriters by Ameren. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 1,800,000 additional units.

Paid by Ameren Corporation	No Exercise	Full Exercise
Per Unit	$0.75	$0.75
Total	$9,000,000	$10,350,000

         Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.45 per unit from the initial public offering price. Any such securities dealers may resell any units purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $0.10 per unit from the initial public offering price. If all the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The units are a new issue of securities with no established trading market. Ameren has been advised by the underwriters that the underwriters presently intend to make a market in the normal units but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the normal units.

        Ameren has agreed for a period of 90 days, subject to certain exceptions (including the concurrent offering of its common stock), and its senior executive officers have agreed for a period of 90 days, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to, shares of its common stock, securities convertible into or exchangeable or exercisable for any shares of its common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of its common stock, without the prior written consent of Goldman, Sachs & Co.

        In connection with this offering, the underwriters may purchase and sell the units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional units from Ameren in the offering. The underwriter may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through their option to purchase additional units from Ameren. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of units made by the underwriters in the open market prior to the completion of the offering.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased the units sold by or for the account of such underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Ameren estimates that its share of the total expenses of this offering of the units, excluding underwriting discounts and commissions, will be approximately $1.5 million.

        This prospectus supplement and accompanying prospectus in electronic format will be made available on a web site maintained by Goldman, Sachs & Co. and may also be made available on web sites maintained by other underwriters. Other than this prospectus supplement and accompanying prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of this prospectus supplement and accompanying prospectus. The underwriters may agree to allocate a number of units for sale to their online brokerage account holders. Internet distributions will be allocated by Goldman, Sachs & Co. to underwriters that may make Internet distributions on the same basis as other allocations.

        This prospectus supplement, as amended or supplemented, and the accompanying prospectus may be used by the remarketing agent for remarketing of the senior notes at such time as is necessary.

        Ameren has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        From time to time, the underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, including investment banking and commercial banking transactions, and perform services for, Ameren and its affiliates in the ordinary course of business. Goldman, Sachs & Co. and Lehman Brothers Inc. are also acting as underwriters for Ameren's concurrent offering of common stock.

LEGAL MATTERS

        The validity of the units will be passed upon for Ameren Corporation by Steven R. Sullivan, Esq., our Vice President, General Counsel and Secretary, and by Thelen Reid & Priest LLP, New York, New York. Certain legal matters relating to the units will be passed upon for the underwriters by Pillsbury Winthrop LLP, New York, New York. Pillsbury Winthrop LLP represents Ameren from time to time in connection with various matters. Certain federal income tax matters will be passed upon for Ameren by Thelen Reid & Priest LLP.

PROSPECTUS

AMEREN CORPORATION

$1,000,000,000

Senior Debt Securities
Subordinated Debt Securities
Trust Preferred Securities and Related Guarantees
Common Stock
Stock Purchase Contracts
Stock Purchase Units

        Ameren Corporation intends to offer these securities from time to time in one or more series with an aggregate offering price not to exceed $1,000,000,000. This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        The common stock of Ameren Corporation is listed on the New York Stock Exchange under the symbol "AEE".

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution."

The date of this prospectus is February 19, 2002.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $1,000,000,000. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into our common stock, trust preferred securities and related guarantees, common stock, stock purchase contracts and stock purchase units. We may also offer warrants to purchase debt securities or shares of our common stock. If we issue and sell trust preferred securities, we will amend the registration statement of which this prospectus is a part to include each trust issuer as a registrant for purposes of issuing and selling trust preferred securities of that trust.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

  •
  the effects of the pending Union Electric Company excess earnings complaint case and other regulatory actions, including changes in regulatory policy;

  •
  changes in laws and other governmental actions;

  •
  the impact on us of current regulations related to the phasing-in of the opportunity for some customers to choose alternative energy suppliers in Illinois;

  •
  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels;

  •
  participation in a Federal Energy Regulatory Commission approved regional transmission organization, including activities associated with the Midwest Independent System Operator and the Alliance Regional Transmission Organization;

  •
  the effects of future market prices for fuel and purchased power, electricity and natural gas, including the use of financial and derivative instruments and volatility of changes in market prices;

  •
  average rates for electricity in the Midwest;

  •
  business and economic conditions;

  •
  the impact of the adoption of new accounting standards;

  •
  interest rates and the availability of capital;

  •
  actions of rating agencies and the effects of such actions;

  •
  weather conditions;

  •
  fuel prices and availability;

  •
  generation plant construction, installation and performance;

  •
  the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;

  •
  monetary and fiscal policies;

  •
  future wages and employee benefits costs;

  •
  competition from other generating facilities including new facilities that may be developed in the future;

  •
  cost and availability of transmission capacity for the energy generated by our generating facilities or required to satisfy energy sales made by us; and

  •
  legal and administrative proceedings.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AMEREN CORPORATION

        Ameren is a public utility holding company registered under the Public Utility Holding Company Act of 1935 and does not own or operate any significant assets other than the stock of its subsidiaries. Ameren was incorporated in Missouri on August 7, 1995. On December 31, 1997, following the receipt of all required approvals, CIPSCO Incorporated and Union Electric Company, or AmerenUE, combined with the result that the common shareholders of CIPSCO and AmerenUE became the common shareholders of Ameren, and Ameren became the owner of 100% of the common stock of AmerenUE and CIPSCO's subsidiaries, Central Illinois Public Service Company, or AmerenCIPS, and CIPSCO Investment Company.

        Ameren's primary operating subsidiaries are AmerenUE, AmerenCIPS and AmerenEnergy Generating Company, which collectively are engaged principally in the generation, transmission, distribution and sale of electric energy and the purchase, distribution, transportation and sale of natural gas. AmerenUE, a first tier subsidiary, was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. It is the largest electric utility in the State of Missouri and supplies electric and gas service in territories in Missouri and Illinois having an estimated population of 2.6 million within an area of approximately 24,500 square miles, including the greater St. Louis area. AmerenUE supplies electric service to about 1.2 million customers and natural gas service to about 125,000 customers. AmerenCIPS, also a first tier subsidiary, is an Illinois corporation organized in 1902. It supplies electric and gas utility service to territories in central and southern Illinois having an estimated population of 820,000 within an area of approximately 20,000 square miles. AmerenCIPS supplies electric service to about 325,000 customers and natural gas service to about 175,000 customers. AmerenEnergy Generating Company, an indirect wholly owned nonregulated electric generating subsidiary of AmerenEnergy Resources Company, was incorporated in Illinois in March 2000 in conjunction with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. This law provides for electric utility restructuring and introduces competition into the supply of electric energy at retail in Illinois. AmerenEnergy Generating Company, a wholesale electricity supplier, commenced operations on May 1, 2000 when AmerenCIPS transferred all of its net electric generating assets to it at net book value, consisting of certain generating facilities, all related fuel, supply, transportation, maintenance and labor agreements, approximately 45% of AmerenCIPS' employees, and some other related rights, assets and liabilities.

        Ameren, directly or indirectly, also owns all of the common stock of the following principal subsidiary companies:

  •
  CIPSCO Investment Company, a nonregulated investment company incorporated in Illinois;

  •
  Ameren Services Company, a Missouri corporation which provides administrative, accounting, legal, engineering, executive and other support services to Ameren and its subsidiaries;

  •
  AmerenEnergy, Inc., a Missouri corporation which primarily serves as an energy trading and marketing agent for AmerenUE and AmerenEnergy Generating Company and provides a range of energy and risk management services to targeted customers;

  •
  Ameren Development Company, a nonregulated holding company incorporated in Missouri encompassing Ameren's nonregulated non-generation products and services; and

  •
  AmerenEnergy Resources Company, a nonregulated Illinois holding company for AmerenEnergy Generating Company and its marketing affiliate, AmerenEnergy Marketing Company, and for AmerenEnergy Fuels and Services Company, which manages coal, natural gas and fuel oil purchases for the Ameren companies on a centralized basis.

In addition, Ameren indirectly owns 60% of the common stock of Electric Energy, Inc., which owns and/or operates electric generation and transmission facilities in Illinois that supply electric power primarily to a uranium enrichment plant located in Paducah, Kentucky.

        In this prospectus, "Ameren," "we," "us" and "our" refer to Ameren Corporation and, unless the context otherwise indicates, do not include our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

  •
  our Current Reports on Form 8-K dated January 11, 2001, May 17, 2001, July 2, 2001, December 5, 2001, January 7, 2002 and February 14, 2002; and

  •
  the description of the rights to purchase shares of our Series A junior participating preferred stock contained in our registration statement on Form 8-A dated November 23, 1998.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the time that all of the securities registered are sold.

        You may request a free copy of these filings by writing or telephoning us at the following address:

        Ameren Corporation
        Attention: Secretary's Department
        P.O. Box 149
        St. Louis, Missouri 63166
        Telephone: (314) 621-3222

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges before income taxes. For the purposes of such computations:

  •
  earnings consist of net income plus fixed charges and income taxes less preference security dividend requirements of consolidated subsidiaries; and

  •
  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses, estimated interest costs within rental expense and preference security dividend requirements of consolidated subsidiaries.

	Year Ended December 31,
	1997(1)	1998	1999	2000	2001
Ratio of Earnings to Fixed Charges	3.91	4.06	4.20	4.59	4.42

(1)
The ratio of earnings to fixed charges for the year ended December 31, 1997 reflects the accounting for the merger of CIPSCO Incorporated and Union Electric Company, which was completed on December 31, 1997, as a pooling of interests and is presented as if the two companies were combined as of the earliest period presented.

USE OF PROCEEDS

        Unless we state otherwise in any prospectus supplement, we may use the net proceeds we receive from any sale of the offered securities:

  •
  to finance our subsidiaries' ongoing construction and maintenance programs;

  •
  to redeem, repurchase, repay or retire outstanding indebtedness, including indebtedness of our subsidiaries;

  •
  to finance strategic investments in or future acquisitions of other entities or their assets; and

  •
  for other general corporate purposes.

        The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

        The proceeds from the sale of trust preferred securities by a trust will be invested in debt securities issued by us. Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds from the sale of such debt securities to the applicable trust for the above purposes.

DESCRIPTION OF DEBT SECURITIES

General

        The senior debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent unsecured obligations of Ameren Corporation. We may issue one or more series of debt securities directly to the public, to a trust or as part of a stock purchase unit from time to time. We expect that each series of senior debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under a senior indenture dated as of December 1, 2001 between us and The Bank of New York, as trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between us and a trustee. The senior indenture, the form of the subordinated indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture will be qualified under the Trust Indenture Act of 1939. The following summaries of certain provisions of the senior indenture, the subordinated indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus. We may be required to obtain the approval of the SEC under the Public Utility Holding Company Act of 1935 before we can issue and sell certain of these securities.

        There is no requirement under the senior indenture, nor will there be any such requirement under, the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in either indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities. The senior indenture provides and the subordinated indenture will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior debt securities or subordinated debt securities of that series, as applicable. Unless otherwise described in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

Ranking

        The senior debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. As of December 31, 2001, our aggregate outstanding debt that would have ranked equally with the senior debt securities was approximately $558 million, including $150 million of senior debt securities outstanding under the senior indenture. In January 2002, we issued an additional $100 million of senior debt securities under the senior indenture, the net proceeds of which were used to repay a portion of our short-term debt. In addition, we have been granted authority by the SEC to issue up to $1.5 billion of guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts. The subordinated debt securities will be our direct unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading "—Subordination of Subordinated Debt Securities."

        Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31, 2001, our subsidiaries had approximately $3.3 billion of aggregate outstanding debt and preferred stock.

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of debt securities will specify, among other things:

  •
  the title and any limitation on aggregate principal amount of the debt securities;

  •
  the original issue date of the debt securities;

  •
  the date or dates on which the principal of any of the debt securities is payable;

  •
  the interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

  •
  the terms, if any, regarding the optional or mandatory redemption of any debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

  •
  the denominations in which such debt securities will be issuable;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities may be repaid, in whole or in part, at the option of the holder thereof;

  •
  the establishment of any office or agency where debt securities may be presented for payment, exchange or registration of transfer;

  •
  any addition to the events of default applicable to that series of debt securities and the covenants for the benefit of the holders of that series;

  •
  any securities exchange, if any, on which the debt securities will be listed;

  •
  the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

  •
  any interest deferral or extension provisions;

  •
  the applicability of or any change in the subordination provisions for a series of debt securities;

  •
  the terms of any warrants we may issue to purchase debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

        Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.

        As defined in the subordinated indenture, the term "Senior Indebtedness" means:

  (1)
  obligations (other than non-recourse obligations, the indebtedness issued under the subordinated indenture and other indebtedness which is either effectively by its terms or expressly made subordinate to or pari passu with the subordinated debt securities) of, or guaranteed (except to the extent our payment obligations under any such guarantee are subordinate to or pari passu with the subordinated debt securities) or assumed by, us for

  •
  borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities)); or

  •
  the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time; or

  (2)
  indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations with Senior Indebtedness, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

        The subordinated indenture will not limit the aggregate amount of Senior Indebtedness that we may issue. As of December 31, 2001, our outstanding Senior Indebtedness aggregated approximately $558 million.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of The Depository Trust Company, as depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

        Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

        Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, interest on the debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears on the register for such debt securities maintained by the applicable trustee; provided, however, a holder of certificated securities in the aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest by wire transfer of immediately available funds to a bank within the continental United States if the trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.

        All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Events of Default

        Each of the following will constitute an event of default under the senior indenture or the subordinated indenture with respect to senior debt securities or subordinated debt securities, as the case may be, of any series:

  •
  failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, when due and payable;

  •
  failure to pay interest on the debt securities of such series within 30 days after the same becomes due and payable;

  •
  failure to perform or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable debt securities of such series;

  •
  with respect to the senior debt securities of any series, failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt ("Debt" means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 10 days after written notice thereof to us by the trustee or to the trustee and us by the holders of at least 33% in aggregate principal amount of the senior debt securities of such series outstanding;

  •
  certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

  •
  any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture. If provided in the applicable prospectus supplement, an event of default similar to the event of default described in the fourth bullet above may be applicable to a series of subordinated debt securities.

        If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

        At any time after an acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

  •
  we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue installments of interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

  •
  any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of and accrued interest on the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal of or any premium or interest on such debt securities. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the debt securities of any series, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustees for the debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Modification

        Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

  •
  to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of debt securities of any series in any material respect;

  •
  to change or eliminate any provision of the applicable indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to debt securities of such series issued after the effective date of such change or elimination;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

  •
  to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

  •
  to grant to or confer upon the trustee for any debt securities for the benefit of the holders of such debt securities, any additional rights, remedies, powers or authority;

  •
  to permit the trustee for any debt securities to comply with any duties imposed upon it by law;

  •
  to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of outstanding debt securities, to add to the security of all debt securities, to surrender any right or power conferred upon us by the applicable indenture or to add any additional events of default with respect to all or any series of outstanding debt securities; and

  •
  to make any other change that is not prejudicial to the holders of any debt securities.

        Except as provided above, the consent of the holders of a majority in aggregate principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the applicable debt securities; provided, however, that if less than all of the series of senior debt securities or subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required.

        Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding debt securities affected thereby:

  •
  change the maturity date of the principal of any debt security;

  •
  reduce the principal amount of, or premium payable on, any debt security;

  •
  reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

  •
  change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

  •
  change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive any past default.

        A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series.

Defeasance and Discharge

        Unless the applicable prospectus supplement states otherwise, we may elect either:

  (1)
  to defease and be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture (except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

  (2)
  to be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

        In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us). This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

        We may exercise our defeasance option under paragraph (1) with respect to debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2). If we exercise our defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph. In the event we omit to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our covenant defeasance option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

  •
  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

  •
  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the debt securities outstanding under each indenture and the performance of every covenant of each indenture to be performed or observed by us; and

  •
  we have delivered to the trustees for such debt securities an officer's certificate and an opinion of counsel as provided in each of the indentures.

        Upon any such consolidation, merger, sale, transfer or other disposition of our properties as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the applicable indenture.

        Certain of the indentures for debt securities issued or to be issued by AmerenUE and AmerenCIPS provide that the conveyance or other transfer by either company of all or any portion of its facilities for the generation of electric energy, all of its facilities for the transmission of electric energy, or all of its facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all of its properties, as or substantially as an entirety.

Resignation or Removal of Trustee

        The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee for Senior Debt Securities

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York, the trustee under the senior indenture. Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

        Each of the senior indenture and the subordinated indenture and the related debt securities will be governed by New York law.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        This prospectus describes certain general terms of the trust preferred securities. The trust preferred securities will be issued by one or more statutory business trusts which we will form under Delaware law prior to such issuance. At that time, we intend to amend the registration statement of which this prospectus is a part to include each trust issuer as a registrant for purposes of issuing and selling trust preferred securities of that trust. At the time trust preferred securities are to be issued, the original trust agreement will be amended and restated, to be effective at the time of such issuance. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The amended and restated trust agreement, which we will refer to in this prospectus as the "trust agreement," for each trust will be qualified as an indenture under the Trust Indenture Act of 1939. You should read the form of amended and restated trust agreement for provisions that may be important to you. When we offer to sell a particular series of trust preferred securities, we will describe the specific terms of that series in a prospectus supplement. The trust preferred securities will be issued pursuant to the related trust agreements, which we have summarized below. This summary is not complete.

General

        Each trust will exist for the exclusive purposes of:

  •
  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds of the trust securities in our debt securities;

  •
  making distributions; and

  •
  engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

        Our debt securities will be the sole assets of each trust, and our payments under the debt securities will be the sole revenue of each trust. No separate financial statements of any trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because no trust would have any independent operations and the only purposes of each trust are those described above. We do not expect that any trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of each trust will be c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

        Each trust will exist until terminated as provided in its trust agreement. The administrators and trustees of each trust will be:

  •
  two of our employees or officers or two employees or officers of our affiliates as administrators (the "administrators");

  •
  a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act (the "property trustee"); and

  •
  one trustee with its principal place of business in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act (the "Delaware trustee").

        The trust agreement will authorize the administrators to issue two classes of trust securities: trust preferred securities and trust common securities. We will own all of the trust common securities issued by each trust, which will rank equally in right of payment with the trust preferred securities issued by the respective trust. However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the trust common securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities of each trust in a total liquidation amount of approximately three percent of the total capital of the trust.

        Proceeds from the sale of both the trust preferred securities and the trust common securities issued by each trust will be used to purchase our debt securities, which will be held in trust by the property trustee for the benefit of the holders of the trust securities issued by the respective trust. We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the trust preferred securities issued by each trust, but only to the extent the respective trust has funds available to make those payments and has not made the payments. See "Description of Guarantees" below.

        Each guarantee, when taken together with our obligations under the related debt securities, the related indenture and the related trust agreement, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the respective trust. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the related trust agreement or made part of it by the Trust Indenture Act or the Delaware Business Trust Act.

Provisions of a Particular Series

        Each trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

  •
  the name of the trust preferred securities;

  •
  the liquidation amount and number of trust preferred securities issued;

  •
  the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  •
  the date from which distributions will be cumulative;

  •
  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

  •
  the terms and conditions, if any, upon which the debt securities and the related guarantee may be distributed to holders of the trust preferred securities;

  •
  any securities exchange on which the trust preferred securities will be listed;

  •
  the terms and conditions, if any, upon which the trust preferred securities may be converted into our securities; and

  •
  any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the trust preferred securities.

        Terms of the trust preferred securities issued by each trust will mirror the terms of the debt securities held by the respective trust. In other words, the interest rate and interest and other payment dates of each series of debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. The prospectus supplement will also set forth whether the debt securities to be issued to a trust will be senior debt securities or subordinated debt securities.

Distributions

        The trust preferred securities represent preferred, undivided, beneficial interests in the assets of the respective trust. The applicable prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each trust preferred security will be payable, the liquidation amount and the dates on which distributions will be payable.

        Each trust will use the proceeds from the issuance and sale of the trust preferred securities to purchase debt securities. The revenue of a trust available for distribution to holders of the trust preferred securities issued by that trust will be limited to payments under those debt securities. If we do not make payments on the debt securities, a trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities issued by that trust. The payment of distributions and other amounts payable on the trust preferred securities issued by a trust, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us on a limited basis.

Option to Extend Interest Payment Period

        Unless the applicable prospectus supplement states otherwise, we have the right to defer the payment of interest on the debt securities at any time or from time to time for a period, which we refer to in this prospectus as an "extension period," not exceeding 20 consecutive quarterly periods with respect to each extension period. During each extension period we shall have the right to make partial payments of interest on any interest payment date. At the end of each extension period we shall pay all interest then accrued and unpaid. No extension period may extend beyond the stated maturity of the debt securities or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the trust preferred securities by a trust will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled will accumulate additional distributions at the rate stated in the applicable prospectus supplement. During an extension period, interest will continue to accrue and holders of debt securities, or holders of trust preferred securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

        Prior to the termination of any extension period, we may further defer the payment of interest, provided that, unless the applicable prospectus supplement states otherwise, no extension period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at its end. We must give the trustee notice of our election of an extension period at least one business day prior to the earlier of the date the distributions on the trust preferred securities would have been payable but for the election to begin such extension period and the date the property trustee is required to give notice to holders of the trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The trustee will give notice of our election to begin a new extension period to the holders of the trust preferred securities.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of trust preferred securities will be issued initially in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global trust preferred securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global trust preferred security will not be entitled to have trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any trust preferred securities and will not be considered the registered holders thereof under the related trust agreement.

        Trust preferred securities of any series will be exchangeable for other trust preferred securities of the same series of any authorized denominations of a like aggregate liquidation amount and tenor. Subject to the terms of the trust agreement and the limitations applicable to global securities, trust preferred securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the property trustee, without service charges but upon payment of any taxes and other governmental charges as described in the trust agreement. Such transfer or exchange will be effected upon the property trustee being satisfied with the documents of title and identity of the person making the request.

        The property trustee will not be required to issue, register the transfer of, or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any trust preferred securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any trust preferred securities selected for redemption except, in the case of any trust preferred security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Distributions and other payments on trust preferred securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, distributions and other payments with respect to trust preferred securities that are in the form of certificated securities will be made by check mailed to the person entitled thereto at such person's address as such address appears on the securities register for the trust securities maintained by the property trustee. The paying agent initially will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the administrators, to act as paying agent. Such paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators at which time the paying agent will return all unclaimed funds and all other funds in its possession to the property trustee.

Redemption

        Upon the repayment or redemption, in whole or in part, of the debt securities held by a trust, the proceeds shall be applied by the property trustee to redeem a Like Amount, as defined below, of the trust securities issued by that trust, upon not less than 30 nor more than 60 days' notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the debt securities. If less than all the debt securities held by a trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the debt securities held by a trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust.

        Unless the applicable prospectus supplement states otherwise, we will have the right to redeem the debt securities held by a trust:

  •
  on or after the date fixed for redemption as stated in the applicable prospectus supplement, in whole at any time or in part from time to time; or

  •
  prior to the date fixed for redemption as stated in the applicable prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below.

        "Like Amount" means:

  •
  with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debt securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes; and

  •
  with respect to a distribution of debt securities to holders of trust securities in connection with a dissolution or liquidation of a trust, debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the debt securities are distributed.

        "Tax Event" means the receipt by a trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change—including any announced prospective change—in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by a trust of trust preferred securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debt securities we have issued to that trust;

  •
  interest payable by us on the debt securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

  •
  the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

        "Investment Company Event" means the receipt by a trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change—including any announced prospective change—in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by that trust of trust preferred securities.

        If and for so long as a trust is the holder of all the debt securities issued by us to that trust, we will pay, with respect to the debt securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and trust common securities of a trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which that trust has become subject, including as a result of a Tax Event.

Redemption Procedures

        Trust preferred securities of a trust redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the debt securities held by that trust. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that a trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Trust Common Securities."

        If a trust gives a notice of redemption in respect of any trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. With respect to trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, and any distribution payable in respect of the trust preferred securities, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by a trust or by us pursuant to the guarantee as described under "Description of Guarantees," distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by a trust for the trust preferred securities it issues to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        If less than all the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed shall be allocated proportionately to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The particular trust preferred securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or if the trust preferred securities are then held in the form of a global trust preferred security, in accordance with the depository's customary procedures. The property trustee shall promptly notify the securities registrar for the trust securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of trust preferred securities to be redeemed at its address appearing on the securities register for the trust securities. Unless we default in payment of the redemption price on the related debt securities, on and after the redemption date interest will cease to accrue on the debt securities or portions of them called for redemption.

Subordination of Trust Common Securities

        If on any distribution date or redemption date a payment event of default with respect to the underlying debt securities has occurred and is continuing, no payment on or in respect of the related trust common securities shall be made unless all amounts due in respect of the related trust preferred securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the respective property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

        In the case of any event of default, as defined below, resulting from an event of default with respect to the underlying debt securities, the holders of trust common securities will be deemed to have waived any right to act with respect to any event of default under the related trust agreement until the effects of all events of default with respect to the related trust preferred securities have been cured, waived or otherwise eliminated. See "—Events of Default" and "Description of Debt Securities—Events of Default." Until all events of default under the related trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holders of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        In the event of any liquidation of a trust, the applicable prospectus supplement will state the amount payable on the trust preferred securities issued by that trust as a dollar amount per trust preferred security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in debt securities held by that trust.

        The holders of all the outstanding trust common securities of a trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the debt securities held by that trust to be distributed in liquidation of the trust to the holders of the trust preferred securities and trust common securities issued by the trust.

        Pursuant to the related trust agreement, unless the applicable prospectus supplement states otherwise, a trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

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  events of bankruptcy, dissolution or liquidation involving us or the holder of the trust common securities, as specified in the trust agreement;

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  the giving by the holder of the trust common securities issued by the trust of written direction to the property trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the trust common securities;

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  the redemption of all the trust preferred securities issued by the trust in connection with the repayment or redemption of all the debt securities as described under "—Redemption"; and

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  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If dissolution of a trust occurs as described in the first, second or fourth bullet point above, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities issued by the trust a Like Amount of the related debt securities. If such distribution is not practical, or, if a dissolution of a trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the "liquidation distribution." If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a proportionate basis. The holders of the trust common securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the trust preferred securities, except that if a payment event of default has occurred and is continuing on the related debt securities, the trust preferred securities shall have a priority over the trust common securities. See "—Subordination of Trust Common Securities."

        After the liquidation date is fixed for any distribution of debt securities we have issued to a trust,

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  the trust preferred securities issued by that trust will no longer be deemed to be outstanding,

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  the depository or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debt securities to be delivered upon the distribution with respect to the trust preferred securities held by the depository or its nominee, and

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  any certificates representing the trust preferred securities not held by the depository or its nominee will be deemed to represent the debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the certificates are presented to the security registrar for the trust securities for transfer or reissuance.

        If we do not redeem the debt securities we have issued to a trust prior to the stated maturity and the trust is not liquidated and the debt securities are not distributed to holders of the trust preferred securities issued by that trust, the trust preferred securities will remain outstanding until the repayment of the debt securities and the distribution of the liquidation distribution to the holders of the trust preferred securities.

        There can be no assurance as to the market prices for trust preferred securities or the related debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the related debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

Certain Covenants

        In connection with the issuance of trust preferred securities by a trust, we will agree:

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  to continue to hold, directly or indirectly, 100% of the trust common securities of any trust to which debt securities have been issued while such debt securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the trust common securities;

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  not to voluntarily dissolve, wind up or liquidate a trust to which debt securities have been issued, other than in connection with a distribution of debt securities to the holders of the trust preferred securities in liquidation of a trust or in connection with certain mergers, consolidations or amalgamations permitted by the trust agreements; and

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  to use our reasonable efforts, consistent with the terms and provisions of the trust agreements, to cause each trust to which debt securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

        Unless the applicable prospectus supplement states otherwise, we will also agree that we will not, directly or indirectly (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any payment of interest on senior deferrable debt securities with similar deferral provisions or make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to such senior deferrable debt securities), or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks junior to such senior deferrable debt securities), other than, in each case:

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  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

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  as a result of an exchange or conversion of any class or series of our capital stock, or any capital stock of a subsidiary of ours, for any class or series of our capital stock or of any class or series of our then outstanding indebtedness for any class or series of our capital stock;

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  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

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  payments under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities;

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  any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

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  we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;

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  we are in default with respect to our payment of any obligations under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities; or

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  an extension period is continuing.

        We will also agree that, if and for so long as a trust is the holder of all debt securities issued by us in connection with the issuance of trust preferred securities by that trust and that trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the debt securities the amounts that may be required so that the distributions payable by that trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

Events of Default

        Any one of the following events constitutes an event of default with respect to the trust preferred securities issued by a trust under the related trust agreement:

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  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

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  default by the trust in the payment of any redemption price of any trust security issued by that trust when it becomes due and payable;

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  default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee and the Delaware trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement;

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  the occurrence of an event of default under the applicable indenture relating to the debt securities held by a trust (see "Description of Debt Securities—Events of Default");

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  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the occurrence; or

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  the occurrence of certain events of bankruptcy or insolvency with respect to the trust.

        Within five business days after the occurrence of certain events of default actually known to the respective property trustee, the property trustee will transmit notice of the event of default to the respective holders of trust securities and the respective administrators, unless the event of default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the related debt securities, the property trustee must notify the holders and the administrators that we intend to defer these interest payments, unless we have revoked our determination to do so.

        The applicable trust agreement includes provisions as to the duties of the property trustee in case an event of default occurs and is continuing. Consistent with these provisions, the property trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the property trustee reasonable indemnity. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the related outstanding trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred on the property trustee, with respect to the related trust preferred securities.

        The holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by a trust may waive any past default under the applicable trust agreement except:

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  a default in the payment of any distribution when it becomes due and payable or any redemption price;

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  a default with respect to certain covenants and provisions of the applicable trust agreement that cannot be modified or amended without consent of the holder of each outstanding trust preferred security; and

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  a default under the applicable indenture that the holders of a majority in liquidation amount of the trust preferred securities would not be entitled to waive under the applicable trust agreement.

        If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the related debt securities issued by us to a trust, the related trust preferred securities will have a preference over the related trust common securities with respect to payments of any amounts in respect of the trust preferred securities as described above. See "—Subordination of Trust Common Securities," "—Liquidation Distribution Upon Dissolution" and "Description of Debt Securities—Events of Default."

        We must furnish annually to each property trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the respective trust agreement. Also, the administrators for each trust must file, on behalf of the respective trust, a statement as to our compliance with all conditions and covenants under the respective trust agreement.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "—Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors" and "Description of Guarantees—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities issued by a trust will have no voting rights.

        The trust agreement applicable to a trust may be amended from time to time by the holders of a majority in liquidation amount of its trust common securities and the respective property trustee, without the consent of the holders of the trust preferred securities issued by the trust:

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  to cure any ambiguity, correct or supplement any provisions in the trust agreements that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreements, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

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  to facilitate the tendering, remarketing and settlement of the trust preferred securities, as contemplated in the trust agreement;

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  to modify, eliminate or add to any provisions of the trust agreements to the extent as may be necessary to ensure that a trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that a trust will not be required to register as an "investment company" under the Investment Company Act; or

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  to reflect the appointment of a successor trustee.

        The trust agreement may be amended by the holders of a majority in aggregate liquidation amount of the trust common securities and the property trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the property trustee and the Delaware trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

        Without the consent of each holder of trust preferred securities affected by the amendment or related exercise of power, the trust agreement applicable to a trust may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment due.

        So long as any debt securities are held by a trust, the respective property trustee will not:

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  direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities under the related indenture, or execute any trust or power conferred on the property trustee with respect to the related debt securities;

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  waive any past default that is waivable under the applicable indenture;

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  exercise any right to rescind or annul a declaration that the debt securities shall be due and payable; or

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  consent to any amendment, modification or termination of the applicable indenture or the related debt securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities, except that, if a consent under the applicable indenture would require the consent of each holder of debt securities affected by the consent, no consent will be given by the property trustee without the prior written consent of each holder of the trust preferred securities.

        A property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities issued by its respective trust except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debt securities. In addition, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

        Any required approval of holders of trust preferred securities issued by a trust may be given at a meeting of holders of those trust preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of trust preferred securities in the manner set forth in the applicable trust agreement.

        No vote or consent of the holders of trust preferred securities issued by a trust will be required to redeem and cancel those trust preferred securities in accordance with the applicable trust agreement. See above under "—Redemption."

        Notwithstanding that holders of trust preferred securities issued by a trust are entitled to vote or consent under any of the circumstances described above, any of those trust preferred securities that are owned by us, the respective property trustee or Delaware trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        If an event of default has occurred and is continuing under the applicable indenture, and the trustee for the related debt securities and the holders of those debt securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the related outstanding trust preferred securities shall have this right.

        If an event of default has occurred and is continuing under a trust agreement and the event is attributable to our failure to pay any amounts payable in respect of debt securities on the date the amounts are otherwise payable, a registered holder of trust preferred securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder, which we refer to in this discussion as a "Direct Action." We will have the right under the applicable indenture to set-off any payment made to the holders of trust preferred securities by us in connection with a Direct Action.

        We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the trust preferred securities. Furthermore, so long as any of the trust preferred securities are outstanding

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  no modification of the applicable indenture may be made that adversely affects the holders of the trust preferred securities in any material respect,

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  no termination of the applicable indenture may occur and

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  no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the related debt securities have been paid in full and certain other conditions are satisfied.

        With certain exceptions, the holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the debt securities except under the circumstances described in this section.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

        The property trustee or the Delaware trustee of a trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of that trust's outstanding trust preferred securities delivered to the trustee to be removed and to us. No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the property trustee or the Delaware trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the property trustee or the Delaware trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the applicable trust agreement. A trust may, at the request of the holders of its trust common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as:

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  the successor entity either expressly assumes all the obligations of the trust with respect to its trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

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  a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the related debt securities;

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  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

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  the trust preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

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  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

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  the successor entity has a purpose substantially identical to that of the trust;

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  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

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  we or any permitted successor or assignee owns all the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

        Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Expenses and Taxes

        In each of the trust agreements, we have agreed to pay:

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  all debts and other obligations, other than with respect to the trust preferred securities issued by a trust and all costs and expenses of the trust, including the costs and expenses relating to the organization of a trust, the fees and expenses of the property trustee and the Delaware trustee and the costs and expenses relating to the operation of the trust; and

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  any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the trust might become subject.

Information Concerning the Property Trustees

        Each property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the applicable trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each property trustee is under no obligation to exercise any of the powers vested in it by the trust agreements at the request of any holder of trust preferred securities issued by the respective trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising these powers.

Miscellaneous

        The administrators and the property trustee relating to each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the debt securities held by that trust will be treated as indebtedness of ours for United States federal income tax purposes. In this regard, each property trustee and the holders of trust common securities issued by the respective trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the applicable trust agreement, that the property trustee and the holders of trust common securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the trust preferred securities.

        Holders of the trust preferred securities have no preemptive or similar rights.

        A trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

        The trust agreement and the trust preferred securities will be governed by Delaware law.

DESCRIPTION OF GUARANTEES

        Each guarantee will be executed and delivered by us concurrently with the issuance of trust preferred securities by a trust for the benefit of the holders from time to time of the trust preferred securities. We will appoint a guarantee trustee under each guarantee. Each guarantee trustee will hold the respective guarantee for the benefit of the holders of the trust preferred securities issued by the related trust. Each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We have summarized below certain provisions of the guarantees. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the guarantee, including the definitions in the guarantee of certain terms. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        We will fully and unconditionally agree, to the extent described herein, to pay the guarantee payments, as defined below, to the holders of the trust preferred securities issued by each trust, as and when due, regardless of any defense, right of set-off or counterclaim that a trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid or made by or on behalf of the respective trust, which payments we refer to in this discussion as the "guarantee payments," will be subject to the respective guarantee:

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  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available for payment of these distributions at this time;

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  the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available for payment of the redemption price at this time; and

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  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related debt securities are distributed to holders of the trust preferred securities, the lesser of:

  (1)
  the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available for these payments at this time; and

  (2)
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities on liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders.

        Each guarantee will be an irrevocable guarantee of the obligations of the respective trust under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments, and is not a guarantee of collection.

        If we do not make payments on the debt securities held by a trust, the trust will not be able to pay any amounts payable in respect of its trust preferred securities and will not have funds legally available for these payments. The applicable prospectus supplement will describe the ranking of the guarantee. See "—Status of the Guarantees." The guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

        We have, through the guarantees, the trust agreements, the applicable debt securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of each trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of its trust preferred securities. See "Relationship Among Trust Preferred Securities, Debt Securities and Guarantees."

Status of the Guarantees

        Each guarantee will constitute an unsecured obligation of ours. The applicable prospectus supplement will describe the ranking of each guarantee.

        Each guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the respective guarantee trustee for the benefit of the holders of the related trust preferred securities. A guarantee will not be discharged except by payment of the applicable guarantee payments in full to the extent not paid or distributed by the respective trust.

Amendments and Assignment

        Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, a guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related trust preferred securities. The manner of obtaining this type of approval will be as set forth under "Description of Trust Preferred Securities—Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

        An event of default under a guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, or to perform any other obligation if such default remains unremedied for 30 days.

        The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any registered holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

        Each guarantee provides that we will not consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition expressly assumes our obligations under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee agreement. After a default with respect to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

Termination of the Guarantees

        Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the respective trust and upon distribution of the related debt securities to the holders of the trust preferred securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

        Each guarantee will be governed by New York law.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
DEBT SECURITIES AND GUARANTEES

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the trust preferred securities issued by a trust, to the extent the trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under the related debt securities, the applicable indenture, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities issued by a trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of the related trust preferred securities. If and to the extent that we do not make payments on the debt securities issued to a trust, the trust will not have sufficient funds to pay distributions or other amounts due on its trust preferred securities. A guarantee does not cover payment of amounts payable with respect to the trust preferred securities issued by a trust when the trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder.

Sufficiency of Payments

        As long as payments are made when due on the debt securities issued to a trust, these payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities issued by that trust, primarily because:

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  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

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  the interest rate and interest and other payment dates on the debt securities will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

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  we will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations to holders of the related trust securities; and

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  the applicable trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under a guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

        Under the circumstances set forth under "Description of Trust Preferred Securities—Enforcement of Certain Rights by Holders of Trust Preferred Securities," holders of trust preferred securities may bring a Direct Action against us.

        A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related guarantee trustee, the related trust or any other person or entity. See "Description of Guarantees."

Limited Purpose of Trust

        The trust preferred securities issued by a trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds of these trust securities in debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on debt securities held, while a holder of trust preferred securities is entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from a trust, or from us under a guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of a trust, other than any dissolution involving the distribution of the related debt securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution." Since we are the guarantor under each of the guarantees and have agreed to pay for all costs, expenses and liabilities of each trust, other than each trust's obligations to the holders of the respective trust securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF COMMON STOCK

General

        The following descriptions of our common stock and the relevant provisions of our restated articles of incorporation and by-laws are summaries and are qualified by reference to our restated articles of incorporation and by-laws which have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

        Under our restated articles of incorporation, we are authorized to issue 400 million shares of common stock, $.01 par value per share, and 100 million shares of preferred stock, $.01 par value per share. At December 31, 2001, 138,045,639 shares of common stock and no shares of preferred stock were outstanding.

Dividend Rights and Limitations

        The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock, if any is issued. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

        Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock, the holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. The common stock shall vote together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of stockholders, a majority of the outstanding shares of common stock constitutes a quorum.

Liquidation Rights

        In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Miscellaneous

        The outstanding shares of common stock are, and the shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar

        Ameren Services Company acts as transfer agent and registrar for the common stock.

Shareholder Rights Plan

        On October 9, 1998, our board of directors adopted a shareholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The plan is designed to assure shareholders of fair and equal treatment in the event of a proposed takeover. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A junior participating preferred stock, par value $.01 per share, at an exercise price of $180 per one one-hundredth of a share of such preferred stock, subject to adjustment. The rights will become exercisable only if a person or group acquires 15% or more of our common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock. If a person or group acquires 15% or more of our outstanding common stock, each right will entitle its holder (other than such person or members of such group) to purchase, at the right's then-current exercise price, a number of shares of our common stock having a market value of twice such price. In addition, if we are acquired in a merger or other business combination transaction after a person or group has acquired 15% or more of our outstanding common stock, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of shares of the acquiring company's common stock having a market value of twice such price. The acquiring person or group will not be entitled to exercise these rights.

        The SEC approved the plan under the Public Utility Holding Company Act of 1935 in December 1998. The rights were issued as a dividend payable January 8, 1999, to shareholders of record on that date. The rights will expire on October 9, 2008. One right will accompany each new share of our common stock issued prior to such expiration date. The rights do not have voting or dividend rights, and until they become exercisable, have no dilutive effect on our per-share earnings.

        We have 4 million shares of preferred stock initially reserved for issuance upon exercise of the rights. There is no junior participating preferred stock issued or outstanding as of the date of this prospectus.

        The description and terms of the rights are set forth in an agreement between us and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York), as rights agent. The proceeding summary of the rights and the shareholder rights plan is qualified in its entirety by reference to the rights agreement and the description thereof each contained in our registration statement on Form 8-A dated November 23, 1998, which is incorporated by reference into this prospectus.

Certain Anti-Takeover Matters

        Our restated articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

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  authorization for our board of directors (subject to any required regulatory approval) to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

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  advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors;

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  the prohibition of shareholder action by less than unanimous written consent without a meeting; and

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  provisions specifying that only the chief executive officer or the board of directors (by a majority vote of the entire board of directors) may call special meetings of stockholders, and that the chairman of the meeting may adjourn a meeting of stockholders from time to time, whether or not a quorum is present.

        In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discouraging any such transaction. The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the business combination provisions, and our restated articles of incorporation opt out of such provisions.

        Under the Illinois Public Utilities Act, approval of the Illinois Commerce Commission is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Because we control a majority of the voting stock of AmerenCIPS and AmerenUE, both public utilities subject to Illinois utility regulation, any change in our ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval. Certain acquisitions by any person of our outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates, or warrants. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts or warrants are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

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  senior debt securities or subordinated debt securities,

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  debt obligations of third parties, including U.S. treasury securities, or

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  trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts, stock purchase units or warrants, including, if applicable, collateral or depositary arrangements.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities (other than debt securities issued to a trust) and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

        Global securities may be exchanged in whole for certificated securities only if:

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  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days:

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  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

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  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

        The following is based solely on information furnished by DTC:

        DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

        We may sell the securities:

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  through underwriters or dealers;

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  directly;

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  through agents; or

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  through any combination of the above.

        The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

        We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.

        Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

        Steven R. Sullivan, Esq., our Vice President, General Counsel and Secretary, and Thelen Reid & Priest LLP, New York, New York, will pass upon the validity of the offered securities for us. Pillsbury Winthrop LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents. Pillsbury Winthrop LLP represents us from time to time in connection with various matters.

EXPERTS

        The consolidated financial statements as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to our Current Report on Form 8-K dated February 14, 2002 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

TABLE OF CONTENTS
Prospectus Supplement

12,000,000 Units

Ameren Corporation

9.75% Adjustable Conversion-Rate Equity Security Units

Goldman, Sachs & Co.

Lehman Brothers

Banc of America Securities LLC

JPMorgan

QuickLinks

PROSPECTUS SUPPLEMENT SUMMARY
Ameren Corporation
Recent Development
Concurrent Offering
The Offering
The Offering - Explanatory Diagrams
Summary Financial Data
RISK FACTORS
Risk Factors Relating to Ameren
Risk Factors Relating to the Units
ACCOUNTING TREATMENT
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
DESCRIPTION OF THE EQUITY SECURITY UNITS
DESCRIPTION OF THE SENIOR NOTES
U.S. FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
AMEREN CORPORATION
$1,000,000,000
Senior Debt Securities Subordinated Debt Securities Trust Preferred Securities and Related Guarantees Common Stock Stock Purchase Contracts Stock Purchase Units
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
AMEREN CORPORATION
WHERE YOU CAN FIND MORE INFORMATION
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEES
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, DEBT SECURITIES AND GUARANTEES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
BOOK-ENTRY SYSTEM
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS